UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

ImmunityBio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2040 E. Mariposa Avenue

El Segundo, California 90245

(310) 883-1300

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of ImmunityBio, Inc., to be held on Thursday, June 10, 2021 at 9:30 a.m. Pacific Time, or at any adjournment or postponement thereof. The annual meeting will be a virtual meeting of stockholders. You are invited to attend and vote your shares at the annual meeting live via internet webcast so long as you register to attend the annual meeting at www.proxydocs.com/IBRX by 5:00 p.m. Pacific Time on June 8, 2021 (the “Registration Deadline”). Questions will need to be submitted prior to the Annual Meeting. To submit questions, please visit www.proxydocs.com/IBRX. You will not be able to attend the annual meeting in person.

Details regarding how to attend the annual meeting live via webcast and the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of stockholders and proxy statement.

Your vote is important. Regardless of whether you plan to attend the annual meeting live via webcast, it is important that your shares be represented and voted at the annual meeting, and we hope you will vote as soon as possible. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. Voting over the Internet or by telephone, by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend the annual meeting.

Thank you for your ongoing support of, and continued interest in, ImmunityBio, Inc.

Sincerely,

Richard Adcock

Chief Executive Officer and President

El Segundo, California

April 29, 2021

The date of this proxy statement is April 29, 2021, and is being mailed to stockholders on or about May 5, 2021.

IMMUNITYBIO, INC.

2040 E. Mariposa Avenue

El Segundo, California 90245

(310) 883-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m. Pacific Time, on Thursday, June 10, 2021 or any adjournment of postponement thereof.

Webcast Address	www.proxydocs.com/IBRX.

Items of Business	(1) To elect nine (9) directors from the nominees named in the accompanying proxy statement to serve until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

(2) To approve on an advisory (non-binding) basis, the compensation of our Named Executive Officers (“Say-on-Pay”).

(3) To approve on an advisory (non-binding) basis, the frequency at which the Say-on-Pay vote at future annual meetings of stockholders will be held.

(4) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

(5) To transact other business that may properly come before the annual meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	April 23, 2021

Only stockholders of record of our common stock as of the close of business on Friday, April 23, 2021, are entitled to notice of and to vote at the annual meeting.

Meeting Admission	You are invited to attend the annual meeting live via webcast if you are a stockholder of record or a beneficial owner of shares of our common stock, in each case, as of April 23, 2021. Prior registration to attend the annual meeting at www.proxydocs.com/IBRX is required by 5:00 p.m. Pacific Time on June 8, 2021. Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/IBRX.

Voting	Your vote is very important. You may vote by proxy via the Internet, by telephone, or by mail, according to the instructions on the enclosed proxy card or voting instruction card. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 10, 2021. The proxy statement, the accompanying materials and our 2020 annual report are being mailed on or about May 5, 2021 to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2020 annual report are also posted on www.proxydocs.com/IBRX, and are available from the SEC on its website at www.sec.gov.

By order of the Board of Directors,

Jason Liljestrom

Corporate Secretary

El Segundo, California

April 29, 2021

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	1

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	9

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS	23

Nominees for Director	23
Required Vote	23
Board Recommendation	23

PROPOSAL NUMBER 2 – APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS: (“SAY-ON-PAY”) VOTE:	24

Required Vote	24
Board Recommendation	24

PROPOSAL NUMBER 3 – APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY AT WHICH THE SAY-ON-PAY VOTE AT FUTURE ANNUAL MEETINGS OF STOCKHOLDERS WILL BE HELD	25

Required Vote	25
Board Recommendation	25

PROPOSAL NUMBER 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26

Fees Paid to the Independent Registered Public Accounting Firm	26
Auditor Independence	26
Pre-Approval Policy	26
Required Vote	27
Board Recommendation	27
Report of the Audit Committee	27

EXECUTIVE OFFICERS	29

EXECUTIVE COMPENSATION	30

Processes and Procedures for Executive Compensation	30
Summary Compensation Table	30
Equity Awards to Named Executive Officers	31
Executive Employment Agreements and Arrangements	32
Merger or Change of Control	36
Outstanding Equity Awards at 2020 Fiscal Year-End	38
Perquisites, Health, Welfare and Retirement Benefits	38
401(k) Savings Plan	38
Equity Compensation Plan Information	39
Potential Recoupment of Compensation Due to Misconduct	40

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	41

Related Person Transactions	41
Cambridge Investment	41
Agreements with Affiliates of NantWorks	42
Indemnification of Officers and Directors	49
Related Party Transactions Policy	49

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IMMUNITYBIO, INC.

2040 E. Mariposa Avenue

El Segundo, California 90245

PROXY STATEMENT

For the 2021 Annual Meeting of Stockholders

to be held on June 10, 2021

The information provided in the “Questions and Answers” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read the entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2021 annual meeting of stockholders of ImmunityBio, Inc., a Delaware corporation, and any postponements or adjournments thereof, or the annual meeting. The annual meeting will be held on Thursday, June 10, 2021 at 9:30 a.m. Pacific Time, via live internet webcast.

Stockholders are invited to attend the annual meeting live via webcast and are requested to vote on the items of business described in this proxy statement. This proxy statement, the accompanying materials and our 2020 annual report are being mailed on or about May 5, 2021, to all stockholders entitled to vote at the annual meeting. A copy of our proxy statement and our 2020 annual report are posted on www.proxydocs.com/IBRX, and are also available from the SEC on its website at www.sec.gov.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Richard Adcock, David Sachs and Barry J. Simon to serve as proxies for the annual meeting.

What am I voting on?

You are being asked to vote on four (4) proposals:

•

the election of nine (9) directors from the nominees named in this proxy statement to hold office until our 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal;

•	the approval, on an advisory (non-binding) basis, of the compensation of our Named Executive Officers (“Say-on-Pay”);

•	the approval, on an advisory (non-binding) basis, of the frequency at which the Say-on-Pay vote at future annual meetings of stockholders will be held; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

What if other matters are properly brought before the annual meeting?

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment. If for any reason a director nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our board of directors.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of each of the nine (9) nominees for director named in this proxy statement;

•	“FOR” the approval, on an advisory (non-binding) basis, of Say-on-Pay vote;

•	“THREE YEARS” for the frequency at which, on an advisory (non-binding) basis, the Say-on-Pay vote at future annual meetings of stockholders will be held; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

Who may vote at the annual meeting?

Only stockholders of record as of the close of business on April 23, 2021, the record date for the annual meeting, or the record date, are entitled to vote at the annual meeting. As of the record date, there were 383,067,321 shares of our common stock outstanding, held by 109 holders of record. We do not have cumulative voting rights for the election of directors.

You are invited to attend and vote your shares at the annual meeting live via webcast so long as you register to attend the annual meeting at www.proxydocs.com/IBRX by 5:00 p.m. Pacific Time on June 8, 2021 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your proxy card (the “Control Number”) as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the record date for the annual meeting, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live via the internet at the annual meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee. If, at the close of business on the record date for the annual meeting, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the voting instructions your broker, bank or other nominee provides. You are also invited to attend the annual meeting live via webcast. However, since you are not the stockholder of record, you may not vote your shares live via the internet at the annual meeting unless you obtain a valid proxy from your broker, bank or other nominee.

How can I vote my shares?

Stockholder of Record: Shares Registered in Your Name.

If you are a stockholder of record, you may vote in one of the following ways:

•

You may vote during the annual meeting live via the internet. If you plan to attend the annual meeting live via webcast, you may vote by following the instructions posted at www.proxydocs.com/IBRX. To be admitted to the annual meeting and vote your shares, you must register by the Registration Deadline and provide the Control Number as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

•

You may vote by mail. Complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the annual meeting.

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You may vote by telephone. To vote over the telephone, dial toll-free (844) 209-9557 and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 5:00 p.m. Eastern Time, on June 9, 2021.

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You may vote via the Internet. To vote via the Internet, go to www.proxypush.com/IBRX to complete an electronic proxy card (have your proxy card in hand when you visit the website). You will be asked to provide the company number and control number from your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 5:00 p.m. Eastern Time, on June 9, 2021.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Beneficial owners of shares should generally be able to vote by returning the voting instruction card, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares live via the internet at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the annual meeting by:

•	entering a new vote by Internet or telephone (until the applicable deadline for each method as set forth above);

•	returning a later-dated proxy card (which automatically revokes the earlier proxy);

•	providing a written notice of revocation to our corporate secretary at ImmunityBio, Inc., 2040 E. Mariposa Avenue, El Segundo, California 90245, Attention: Corporate Secretary; or

•

attending the annual meeting and submitting your vote live via the internet. Attendance at the annual meeting live via the internet will not by itself cause your previously granted proxy to be revoked unless you specifically so request.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy, Richard Adcock, our Chief Executive Officer and President, David Sachs, our Chief Financial Officer, and Barry J. Simon, our Chief Corporate Affairs Officer, have been designated as proxies for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above and, if any other matters are properly brought before the annual meeting, the shares will be voted in accordance with the proxies’ judgment.

How many votes do I have?

On each matter to be voted upon at the annual meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. Holders of a majority of the voting power of our outstanding common stock entitled to vote at the annual meeting must be present live via the internet or represented by proxy to hold and transact business at the annual meeting. On the record date, there were 383,067,321 shares outstanding and entitled to vote. Thus, the holders of at least 191,533,661 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Abstentions, “WITHHOLD” votes, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting or the holders of a majority of the voting power present live via the internet or represented by proxy at the annual meeting and entitled to vote at the annual meeting may adjourn the meeting to another date.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker votes shares on the “routine” matters but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

What matters are considered “routine” and “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal No. 4) is considered routine under applicable federal securities rules. The election of directors (Proposal No. 1), the approval on an advisory (non-binding) basis of the Say-on-Pay vote (Proposal No. 2), and the approval, on an advisory (non-binding) basis of the frequency at which the Say on Pay vote at future annual meetings of stockholders will be held (Proposal No. 3) are considered “non-routine” under applicable federal securities rules.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the annual meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present live via the internet or represented by proxy and entitled to vote at the annual meeting (e.g., Proposal No. 2 and Proposal No. 4). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the annual meeting but will not be counted for purposes of determining the number of votes cast on a non-routine proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any non-routine proposal.

What is the voting requirement to approve each of the proposals?

Proposal No. 1: Election of Directors. The election of directors requires a plurality of the voting power of shares present live via the internet or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the nine (9) nominees for director receiving the highest number of “FOR” votes will be elected as directors. You may vote (i) “FOR” each director or (ii) “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will have no impact on the outcome of this proposal, but will count towards the quorum requirement for the annual meeting.

Proposal No. 2: Approval, on an advisory (non-binding) basis of the compensation of our Named Executive Officers (“Say-on-Pay”). The affirmative “FOR” vote of a majority of shares of our common stock present live via the internet or represented by proxy at the annual meeting and entitled to vote thereon is required for the approval, on an advisory (non-binding) basis of the compensation of our Named Executive Officers. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. Broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Proposal No. 3: Approval, on an advisory (non-binding) basis of the frequency at which the Say on Pay vote at future annual meetings of stockholders will be held. You may vote for every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” on this proposal. The option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Proposal No. 4: Ratification of Appointment of Ernst & Young LLP. The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present live via the internet or represented by proxy at the annual meeting and entitled to vote thereon to be approved. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the annual meeting and will have the same effect as a vote against the proposal.

Dr. Patrick Soon-Shiong, our Executive Chairman, beneficially owns approximately 81.8% of our outstanding common stock and has advised us that he intends to vote (1) “FOR” the election of all nine (9) nominees for director named in this proxy statement, (2) “FOR” the approval, on an advisory (non-binding) basis of the Say-on-Pay vote, (3) “THREE YEARS” for the frequency at which, on an advisory (non-binding) basis, the Say on Pay vote at future annual meetings of stockholders will be held; and (4) “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

What is the interest of the company’s executive officers and directors in the proposals being voted upon?

None of our executive officers or directors or their associates has any substantial interest in any matter to be acted upon, other than (i) our directors, with respect to the election to office of the directors so nominated, and (ii) our executive officers and directors, with respect to the approval of the compensation of our Named Executive Officers and the frequency of the Say on Pay vote, because their compensation could be impacted by both.

Who will count the votes?

A representative of Mediant Communications, Inc. will tabulate the votes and act as inspector of elections.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each of the nine (9) nominees for director named in this proxy statement;

•	“FOR” the approval, on an advisory (non-binding) basis, of the Say-on-Pay vote;

•	“THREE YEARS” for the frequency at which, on an advisory (non-binding) basis, the Say-on-Pay vote at future annual meetings of stockholders will be held; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter – Proposal No. 4 to ratify the appointment of Ernst & Young LLP. Absent direction from you, however, your broker, bank or other nominee will not have the discretion to vote on Proposal No. 1 relating to the election of directors, Proposal No. 2 relating to the Say-on-Pay vote, and Proposal No. 3 relating to the frequency of the Say-on-Pay vote.

How can I contact ImmunityBio’s transfer agent?

You may contact our transfer agent by writing American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. You may also contact our transfer agent via email at help@astfinancial.com or by telephone at (800) 937-5449.

How can I attend the annual meeting?

We will host the annual meeting live via internet webcast. You will not be able to attend the annual meeting in person. Prior registration to attend the annual meeting at www.proxydocs.com/IBRX is required by 5:00 p.m. Pacific Time on June 8, 2021. A summary of the information you need in order to attend the annual meeting online is provided below:

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Any stockholder may listen to the annual meeting and participate live via the internet at www.proxydocs.com/IBRX. To be admitted to the annual meeting’s live internet webcast, you must register at www.proxydocs.com/IBRX by the Registration Deadline as described in the proxy card. The live internet webcast will begin on June 10, 2021 at 9:30 a.m., Pacific Time.

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If a stockholder wishes to ask a question to directors and/or members of management in attendance at the annual meeting, please note that such questions must be submitted in advance of the annual meeting. To submit a question, mark the box on the proxy card when registering to attend the meeting and submit your written question or submit a question at www.proxydocs.com/IBRX after logging in with your Control Number.

•	Stockholders of record may vote during the annual meeting live via the internet.

•	A stockholder must register to attend the annual meeting prior to the Registration Deadline, and after doing so, you will be sent a link in an email to join the meeting.

•	Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/IBRX.

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the record date, follow the instructions regarding how to demonstrate proof of stock ownership posted at www.proxydocs.com/IBRX.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the record date, you may not vote your shares live via internet at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the annual meeting even if you do not have a legal proxy. Instructions regarding how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/IBRX.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four (4) business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the annual meeting, we will file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one printed copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless we receive contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will undertake to deliver promptly a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

ImmunityBio, Inc.

Attention: Corporate Secretary

2040 E. Mariposa Avenue

El Segundo, California 90245

(310) 883-1300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and from our corporate secretary for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our corporate headquarters located at 2040 E. Mariposa Avenue, El Segundo, California 90245.

When are stockholder proposals due for next year’s annual meeting?

Please see the section entitled “Proposals of Stockholders for 2022 Annual Meeting” in this proxy statement for more information regarding the deadlines for the submission of stockholder proposals for our 2022 annual meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our business affairs are managed under the direction of our board of directors, which is currently comprised of nine (9) members. Six (6) of the nine (9) directors qualify as “independent” within the meaning of such term as set forth in the listing standards of The Nasdaq Stock Market, LLC, or Nasdaq.

On June 18, 2015, we entered into a letter agreement with Cambridge Equities, LP, or Cambridge, which we refer to as the Cambridge Nominating Agreement. Pursuant to the Cambridge Nominating Agreement, Cambridge has the right to designate one director who shall be nominated by our board of directors or a duly authorized committee thereof, for election to our board of directors for so long as Cambridge or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Patrick Soon-Shiong, our Executive Chairman, also controls the entity that is the general partner of Cambridge, and was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election to the board of directors by our board of directors, subject to any applicable limitations imposed by the Delaware General Corporation Law, or the DGCL, the board of directors’ fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.

Additionally, under the terms of his employment agreement, Dr. Barry J. Simon, our Chief Corporate Affairs Officer, for so long as he remains our employee, shall be nominated and recommended for election to the board of directors at each annual stockholder meeting by our board of directors or a duly authorized committee thereof. If Dr. Simon’s employment with us is terminated for any reason, his membership on our board of directors will also terminate, unless otherwise agreed in writing by us and Dr. Simon.

At each annual meeting of stockholders, the terms of each of our nine (9) incumbent directors expire and all members of our board of directors are standing for election. The nine (9) directors elected at the annual meeting will serve from the time of election and qualification until the earliest of the next annual meeting of stockholders following such election or their resignation or removal.

The following table sets forth the names, ages, and certain other information for each of the directors with terms expiring at the annual meeting (who are also nominees for election as a director at the annual meeting). All information is as of April 23, 2021.

Name	Age	Position
Nominees for Director
Patrick Soon-Shiong, M.D., FRCS (C), FACS(3)	68	Executive Chairman of the Board of Directors
Richard Adcock	52	Chief Executive Officer, President and Director
Barry J. Simon, M.D.	56	Chief Corporate Affairs Officer and Director
Michael D. Blaszyk(1)(2)	68	Director
Cheryl L. Cohen(1)(3)	55	Director
John Owen Brennan(3)(4)	65	Director
Wesley Clark(3)(4)	76	Director
Christobel Selecky(1)(2)	66	Director
Linda Maxwell, M.D.(1)(2)(4)	47	Director

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nominating and corporate governance committee.
(4)	Member of related party transaction committee.

Nominees for Director

Patrick Soon-Shiong, M.D., FRCS (C), FACS was appointed Executive Chairman of our board of directors in October 2020. He served as our Chief Executive Officer and Chairman of our board of directors from March 2015 to October 2020. Dr. Soon-Shiong previously served as Co-Chairman of our board of directors from December 2014 to March 2015 and as our Chief Medical Officer from January 2015 to March 2015. In 2011, he founded NantWorks, an ecosystem of companies to create a transformative global health information and next generation pharmaceutical development network, for the secure sharing of genetic and medical information. Dr. Soon-Shiong invented and developed Abraxane, the nation’s first FDA approved protein nanoparticle albumin-bound delivery technology for the treatment of cancer. Abraxane was approved by the FDA for metastatic breast cancer in 2005, lung cancer in 2012, and pancreatic cancer in 2013. Abraxane is now approved in many countries across the globe. From 1997 to 2010, Dr. Soon-Shiong served as founder, Chairman, and CEO of two global pharmaceutical companies, American Pharmaceutical Partners (sold to Fresenius SE for $4.6 billion in 2008) and Abraxis BioScience (sold to Celgene Corporation for $3.8 billion in 2010). In June 2018, Dr. Soon-Shiong became the owner and executive chairman of the Los Angeles Times, San Diego Union-Tribune, Los Angeles Times en Español and other publications under the California Times. Dr. Soon-Shiong also serves as Chairman of the Chan Soon-Shiong Family Foundation and Chairman and CEO of the Chan Soon-Shiong Institute of Molecular Medicine, a nonprofit medical research organization. He previously co-chaired the CEO Council for Health and Innovation at the Bipartisan Policy Center and previously served as a member of the Global Advisory Board of Bank of America. He is an Adjunct Professor of Surgery at UCLA and a visiting Professor at the Imperial College of London. Dr. Soon-Shiong holds a degree in medicine from the University of the Witwatersrand and a M.Sc. in science from the University of British Columbia. We believe that Dr. Soon-Shiong is qualified to serve as a member of our board of directors due to his depth of expertise as chairman and chief executive officer of multiple multi-billion dollar companies in the life sciences industry, his broad experience in research and development of pioneering technologies, and his educational background. Pursuant to the Cambridge Nominating Agreement, Cambridge has the ability to designate one director who shall be nominated by our board for election to our board of directors for as long as Cambridge continues to hold at least 20% of the issued and outstanding shares of our common stock. Dr. Soon-Shiong was selected by Cambridge to hold this board seat.

Richard Adcock has served as our Chief Executive Officer since October 2020 and as our President and a member of our board of directors since March 2021. Mr. Adcock has over 30 years of leadership experience in the healthcare industry. Prior to joining the company, Mr. Adcock served as Chief Executive Officer of Verity Health Systems. Please see the section entitled “Certain Proceedings” below for more information. Prior to Verity Health, Mr. Adcock served in various capacities at Sanford Health, a not-for-profit integrated healthcare delivery system, including as its Chief Innovation Officer, President, Executive Vice President and Director from 2004 to 2017. Prior to Sanford Health, Mr. Adcock served as Global Engineering Director at GE Healthcare from 1999 to 2003. Mr. Adcock holds an M.B.A. in Healthcare Management from University of Phoenix and a bachelor’s degree in Business Administration from Northern State University. We believe Mr. Adcock is qualified to serve as a member of our board of directors because of his extensive knowledge of the healthcare industry and his experience in senior management roles at leading healthcare companies.

Barry J. Simon, M.D. has served as a member of our board of directors since 2007, and has served as our Chief Corporate Affairs Officer since March 2021. Dr. Simon previously served as our President and Chief Administrative Officer from January 2017 to March 2021, and as President and Chief Operating Officer from March 2015 to December 2016. From 2007 to March 2015, Dr. Simon was our President and Chief Executive Officer. He has served as a Director for Viracta Therapeutics, Inc., a biopharmaceutical company, since March 2021, and previously served as a Director of Viracta Therapeutics from July 2017 to November 2020. He has served as a Director for Cue BioPharma, a biopharmaceutical company since March 2016 and as President, CEO and Chairman for Brink Biologics Inc. (an affiliate of Dr. Soon-Shiong), a bioanalytics, reagents and testing services company, since March 2015. Previously, Dr. Simon held Vice President, senior level and advisory positions at F. Hoffmann-La Roche, a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation, a specialty pharmaceutical company, Immunomedics, a biopharmaceutical company,

Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank and NorthSound Capital, LLC, a U.S.-based hedge fund. Dr. Simon has broad experience in the public and private settings, having led private and public equity offerings, product and portfolio divestitures and acquisitions, strategic licensing and joint ventures, as well as commercial product launches, IND and BLA regulatory filings, human-enabling programs, manufacturing, quality control and life cycle management. Dr. Simon worked across several therapeutic areas including oncology, virology, ophthalmology and dermatology on products launches including Xeloda®, Pegasys®, Fortovase®, Tamiflu®, Camptobell®, Boniva®, Fuzeon®, Valcyt®, and Accutane®. Dr. Simon attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. Dr. Simon trained clinically in Infectious Diseases at Albert Einstein College of Medicine, Anesthesiology at The Mount Sinai Medical Center and Internal Medicine at New York University and received his M.D. from the SUNY Downstate Health Sciences Center in New York. We believe that Dr. Simon is qualified to serve as a member of our board of directors because of his extensive medical and scientific knowledge and experience, and senior management experience in the biopharmaceutical industry.

Michael D. Blaszyk has served as a member of our board of directors since July 2015. Mr. Blaszyk has served as the chief financial officer and chief corporate officer for Dignity Health (formerly known as Catholic Healthcare West), a not-for-profit public benefit corporation, since December 2000. Prior to joining Dignity Health, Mr. Blaszyk was the Senior Vice President and Chief Financial Officer for University Hospitals Health System in Cleveland, Ohio, a healthcare system, from October 1997 to December 2000. Mr. Blaszyk also previously served as the managing partner of the Northeast Region Health Care Provider Consulting Practice for Mercer LLC (formerly known as William M. Mercer), a global consulting firm, and the Executive Vice President at Boston Medical Center, a not-for-profit academic medical center. Mr. Blaszyk currently serves as an Operating Partner to Beecken Petty O’Keefe & Company. Mr. Blaszyk is a director/manager for Medicus, NantHealth (an affiliate of Dr. Patrick Soon-Shiong), Himagine and Health Management Associates. He received his bachelor’s degree in life sciences from Wayne State University and his master’s degree in health services administration from the University of Colorado. We believe that Mr. Blaszyk is qualified to serve as a member of our board of directors because of his extensive experience and knowledge in the healthcare industry and his significant financial and accounting background.

Cheryl L. Cohen has served as a member of our board of directors since June 2019. Ms. Cohen has served as President of CLC Consulting, a pharmaceutical and biotechnology consulting firm specializing in new product start-up and commercialization, since 2008. Prior to CLC, Ms. Cohen served as Chief Commercial Officer of Medivation, Inc., a publicly traded bio-pharmaceutical company, from September 2011 until July 2014. From November 2007 to September 2008, she served as the Vice President, Strategic Commercial Group, of Health Care Systems, Inc., a Johnson & Johnson company, and from October 1998 to November 2007, she worked at Janssen Biotech, Inc. (formerly Centocor Biotech, Inc.), a Johnson & Johnson company, in a variety of senior sales roles including Vice President, Rheumatology Franchise. Ms. Cohen has served on the board of directors of Aerpio Pharmaceuticals, Inc., a pharmaceutical company, since 2018, on the board of directors of MEI Pharma, Inc., a late-stage pharmaceutical company, since April 2020, and on the board of directors of Ignyte Acquisition Corp., a special purpose acquisition company, since November 2020. Ms. Cohen previously served on the board of directors of Vital Therapies, Inc., a therapeutics company, from July 2015 until April 2019, and on the board of directors of Novus Therapeutics, Inc., a pharmaceutical company focused on the acquisition, development, and commercialization of ear, nose, and throat products, from April 2015 until June 2020. Ms. Cohen served on the board of Protein Sciences Corporation, a privately held bio-pharmaceutical company specializing in vaccine development from October 2014 to August 2017, and she served on the board of Cytrx Corporation, a publicly traded bio-pharmaceutical company specializing in oncology, from June 2015 through October 2016. Ms. Cohen began her career at Solvay Pharmaceuticals in a variety of sales positions. Ms. Cohen received her B.A. from Saint Joseph College. We believe that Ms. Cohen is qualified to serve as a member of our board of directors because of her extensive experience and knowledge in the healthcare industry and experience serving on boards of directors of public companies.

Christobel Selecky has served as a member of our board of directors since March 2021. Prior to the merger, she served on the board of directors of ImmunityBio, Inc. (a private company) from August 2020 until the completion of the merger. Ms. Selecky has more than 35 years of healthcare industry experience. Ms. Selecky is the principal at Population Health Strategies, the healthcare consultancy where, since August 2009, she has provided strategic consulting to management teams, companies and investors, helping improve patient engagement, population health outcomes and healthcare cost management. Since September 2014 she has served as a Strategic Advisor at Ceresti Health, a privately held healthcare technology company, and has served as a lecturer in Healthcare Entrepreneurship in the MBA program at the University of California, Irvine since March 2017. Ms. Selecky currently serves on the Boards of Directors of Teleperformance SE, a French public company providing business services, Satellite Healthcare (Chair), a leading not-for-profit provider of kidney dialysis and related services, and Griswold Home Care, a privately held non-medical home care company. Ms. Selecky held several leadership positions over her 14-year career at FHP International Corporation, which ended in 1995 including as President of the FHP California Health Plan. She subsequently co-founded, and served as President, CEO, and Executive Chairman of LifeMasters Supported SelfCare, a national leader in the field of disease and population health management. She is active in several board governance organizations such as NACD and Women Corporate Directors and has been a member of audit, compensation, governance and other committees of boards of directors on which she has served. She received her B.A. from the University of Delaware and her M.A. from Syracuse University. We believe Ms. Selecky is qualified to serve as a member of our board of directors because of her extensive experience and knowledge in the healthcare industry, her experience in board governance, and her experience advising stakeholders of healthcare companies at various stages of growth.

John Brennan has served as a member of our board of directors since March 2021. Prior to the merger, he served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until the completion of the merger. Mr. Brennan served for 25 years in a variety of roles at the CIA, rising from analyst to station chief, and finally being appointed as the agency’s Director by President Barack Obama, leading the CIA from January 2013 to January 2017. From January 2009 to March 2013, Mr. Brennan served as Deputy National Security Advisor for Homeland Security and Counterterrorism. Mr. Brennan has served as a senior national security and intelligence analyst for NBC News and MSNBC since February 2018. Mr. Brennan has served on numerous boards of advisors and boards of directors of privately held entities, including his current service on the Swiss Re Group Strategic Council. He earned a Bachelor of Arts degree from Fordham University, and is a Distinguished Fellow at the Fordham University Law School. He earned a Master of Arts from the University of Texas at Austin, where he currently serves as a Distinguished Non-Resident Scholar and a senior advisor to the University’s Intelligence Studies Projects. We believe Mr. Brennan is qualified to serve as a member of our board of directors because of his demonstrated fidelity and leadership experience throughout his career, and because of his acumen for public affairs.

Wesley Clark has served as a member of our board of directors since March 2021. Prior to the merger, he served on the board of directors of ImmunityBio, Inc. (a private company) from February 2021 until the completion of the merger. General (ret) Clark served for 34 years in the U.S. Army, earning his fourth star as a full general in 1996. He served as the Supreme Allied Commander Europe of NATO from 1997 to 2000, where he commanded Operation Allied Force in the Kosovo War. Highly decorated throughout his career, General Clark was awarded the U.S. Presidential Medal of Freedom by President Bill Clinton. Since March 2003, General Clark has served as Chairman and CEO of Wesley K. Clark & Associates, LLC, a consulting firm specializing in business development, crisis support and strategic communications. Since May 2010, he has served as Chairman and CEO of Enverra, Inc., a boutique investment bank. General Clark has served on the board of directors of Equinox Gold Corp. since August 2016 and served on the board of directors of Rentech, Inc., from November 2010 to April 2018. He is a graduate of the U.S. Military Academy at West Point, where he was class valedictorian. After graduating from West Point, General Clark was awarded a Rhodes Scholarship to the University of Oxford where he earned degrees in Philosophy, Politics and Economics. He earned a master’s degree in military science from the Command and General Staff College. We believe General Clark is qualified to serve as a member of our board of directors because of his extensive leadership experience, success in both the public and private sectors, and experience serving on other public company boards of directors.

Linda Maxwell, M.D. has served as a member of our board of directors since March 2021. Dr. Maxwell is an experienced physician and surgeon, having managed her own head and neck surgical practice since January 2006. Dr. Maxwell is also a medical educator, a published scientific author, consultant, health technology entrepreneur and innovator. Currently, Dr. Maxwell is Adjunct Professor of Surgery at the University of Toronto, Distinguished Visiting Professor at Ryerson University, and Associate Scientist at the Li Ka Shing Knowledge Institute in Toronto. She served as Founding and Executive Director of the Biomedical Zone in 2015, Canada’s first and only hospital-embedded, physician-led business incubator for emerging health technology companies, and has guided a wide variety of startup companies through clinical development, capitalization and commercialization. Dr. Maxwell also managed a life sciences tech transfer portfolio at the University of Oxford and the UK National Health Service, executing patent strategy, spin-out company formation, and early stage capital raising. She has also served as a healthcare innovation expert to various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee of the Public Health Agency of Canada, and as an advisor to the Canadian Medical Association and the Canadian Space Agency. Dr. Maxwell earned a B.A. with honors from Harvard University, an M.D. from Yale University, and an M.B.A. from the University of Oxford. Dr. Maxwell currently serves on the board of United Therapeutics Corporation. We believe Dr. Maxwell is qualified to serve as a member of our board of directors because of her extensive medical and scientific knowledge and experience, and her experience advising and cultivating companies in the health technology industry.

Certain Proceedings

On August 31, 2018, Verity Health Systems, a privately held healthcare provider company, and certain affiliates filed a voluntary petition for protection under Chapter 11 of the United States Bankruptcy Code, for which a patient care ombudsman was appointed. Dr. Soon-Shiong served as interim chief executive officer of Verity Health prior to such filing from July 2017 to January 2018, Mr. Adcock served as chief executive officer of Verity Health prior to such filing from January 2018 to September 2020, and David Sachs, our Chief Financial Officer, served as interim and then permanent chief financial officer prior to such filing from August 2017 to August 2018.

Controlled Company Exemption

Dr. Patrick Soon-Shiong, our Executive Chairman and entities affiliated with him control a significant majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (1) the requirement that a majority of our board of directors consist of independent directors, and (2) the requirement that we have a nominating and corporate governance committee. Although not required by the rules of Nasdaq, our board of directors is currently comprised of a majority of independent directors. Our board of directors has determined that each of Messrs. Blaszyk, Brennan, and Clark, Ms. Cohen, Ms. Selecky, and Dr. Maxwell representing six (6) of our nine (9) directors, is “independent” as that term is defined under the rules of Nasdaq. In addition, although not required by the rules of Nasdaq, in August 2019, our board of directors established a nominating and corporate governance committee.

These exemptions do not modify the independence requirements for our audit committee, and we satisfy the member independence requirement for the audit committee under the Nasdaq corporate governance standards and SEC rules and regulations. Audit committee members must also satisfy separate independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, among other things, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Director Independence

To be considered independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. Blaszyk, Brennan, and Clark, Ms. Cohen, Ms. Selecky, and Dr. Maxwell, representing six (6) of our nine (9) directors, is “independent” as that term is defined under the rules of Nasdaq.

In making these determinations, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

There are no family relationships among any of our directors or executive officers.

In addition, our Corporate Guidelines require each independent member of the Board (i) shall not have and have not been at any time during the past five years, an employee of ImmunityBio; (ii) shall have received only de minimis remuneration from service as (or compensation paid to an entity the director is an officer of or controls) an advisor, consultant, or legal counsel to ImmunityBio/senior management for the preceding three years; (iii) shall have no personal service contract(s) with us or a member of our senior management; and (iv) shall have no business relationships with us during preceding three years that requires us to make a disclosure under Regulation S-K (other than directorship/de minimis remuneration). Also, until January 1, 2024, a majority of the board of directors must have served as a Director less than ten consecutive years.

Role of Board in Risk Oversight Process

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for reviewing and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies with respect to risk assessment and risk management. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our audit committee and our related party transaction committee review related party transactions. Our nominating and corporate governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The board believes its leadership structure is consistent with and supports the administration of its risk oversight function.

Board Leadership Structure

As described below, our board of directors is led by director Dr. Patrick Soon-Shiong. Dr. Soon-Shiong served as Chairman of our board of directors and as our Chief Executive Officer from March 2015 to October 2020. In October 2020, Dr. Soon-Shiong was named our Executive Chairman of our board of directors.

Executive Chairman of the Board

Our corporate governance guidelines provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Soon-Shiong’s service as Executive Chairman and Mr. Adcock’s service as Chief Executive Officer and President is in the best interests of ImmunityBio and its stockholders.

Given his long tenure with and status within ImmunityBio, our board of directors believes Dr. Soon-Shiong possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing ImmunityBio, and we believe he is best positioned, in consultation with Mr. Adcock, to develop agendas that ensure that the board’s time and attention is focused on the most critical matters. We also believe that Dr. Soon-Shiong’s extensive medical knowledge and background with the company enables him to work with Mr. Adcock to ensure clear accountability, and enhance our ability to communicate our message and strategy clearly and consistently to our stockholders and employees.

Board Meetings and Committees

During our fiscal year ended December 31, 2020, our board of directors held nine meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

We will make every effort to schedule our annual meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. All directors shall attend our annual meeting of stockholders, subject to extenuating circumstances. All of our directors attended our 2020 annual meeting of stockholders.

Our board of directors currently has an audit committee, a compensation committee, a nominating and corporate governance committee, and a related party transaction committee, each of which has the composition and the responsibilities described below. As a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are not required to have a nominating and corporate governance committee. Although not required by the rules of Nasdaq, in August 2019, our board of directors established a nominating and corporate governance committee. We also established a related party transaction committee at the same time.

In addition, at least a majority of the Board shall consist of U.S. citizens and/or directors residing in the United States. The independent Directors shall meet in executive session at each regularly scheduled meeting but no less than four (4) times per year.

Audit Committee

The members of our audit committee are Michael D. Blaszyk, Cheryl L. Cohen, Christobel Selecky and Linda Maxwell. Mr. Blaszyk serves as the chairperson of our audit committee. Our board of directors has determined that each of the members of our audit committee is an independent director under the Nasdaq listing rules, satisfies the additional independence criteria for audit committee members, and satisfies the requirements for financial literacy under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act, as applicable. Our board has also determined that Mr. Blaszyk and Ms. Selecky qualify as audit committee financial experts within the meaning of the applicable rules and regulations of the SEC and satisfy the financial sophistication requirements of the Nasdaq listing rules.

Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:

•	oversees the work of our independent auditors;

•	approves the hiring, discharging and compensation of our independent auditors;

•	approves engagements of the independent auditors to render any audit or permissible non-audit services;

•	reviews the qualifications, independence and performance of the independent auditors;

•	reviews our financial statements and our critical accounting policies and estimates;

•	reviews the adequacy and effectiveness of our internal controls;

•	reviews our policies with respect to risk assessment and risk management;

•	reviews and monitors our policies and procedures relating to related person transactions in consultation with the related party transaction committee; and

•	reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

Our audit committee operates under a written charter approved by our board of directors that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website, www.immunitybio.com, under the Investor Relations tab under Corporate Governance. Our audit committee held seven meetings during 2020.

Compensation Committee

The members of our compensation committee are Linda Maxwell, Michael D. Blaszyk, and Christobel Selecky. Dr. Maxwell serves as the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee is an independent director under the current rules of Nasdaq, satisfies the additional independence criteria for compensation committee members under Rule 10C-1 and the Nasdaq listing rules, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our compensation committee oversees our corporate compensation programs. The compensation committee also:

•	reviews and recommends for approval by the members of our board of directors policies, plans and arrangements relating to compensation and benefits of our officers and employees;

•	reviews and recommends for approval by the members of our board of directors corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	evaluates the performance of our executive officers in light of established goals and objectives;

•	recommends compensation of our executive officers based on its evaluations;

•	reviews and discusses with management the compensation discussion and analysis required by SEC rules;

•	engages a compensation consultant, legal counsel or other advisors (other than in-house counsel) to advise on executive compensation and assess the independence of each in accordance with Nasdaq; and

•	evaluates whether any compensation consultant, legal counsel or other advisor (other than in-house legal counsel) has a conflict of interest in accordance with the SEC rules.

Our compensation committee operates under a written charter approved by our board of directors that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. The charter is available on our website, www.immunitybio.com, under the Investor Relations tab under Corporate Governance. Our compensation committee held five meetings during 2020.

Nominating and Corporate Governance Committee

Although not required by the rules of Nasdaq, our nominating and corporate governance committee was established effective August 2, 2019. Previously the nominating and corporate governance committee functions were performed by our board of directors. The members of our corporate governance and nominating committee are Dr. Patrick Soon-Shiong, Cheryl L. Cohen, Wesley Clark, and John Brennan. Dr. Soon-Shiong serves as the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each of Ms. Cohen, Mr. Blaszyk and General Clark is an independent director under the current rules of Nasdaq for purposes of serving on our nominating and corporate governance committee.

Our nominating and corporate governance committee oversees our nominating and corporate governance programs. The nominating and corporate governance committee also:

•	identifies, evaluates and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	evaluates the performance of our board of directors and of individual directors.

Our nominating and corporate governance committee operates under a written charter approved by our board of directors. The charter is available on our website, www.immunitybio.com, under the Investor Relations tab under Corporate Governance. Our nominating and corporate governance committee held two meetings during 2020.

Related Party Transaction Committee

Our related party transaction committee was established effective August 2, 2019. The members of our related party transaction committee are John Brennan, Linda Maxwell, and Wesley Clark. Mr. Brennan serves as the chairperson of our related party transaction committee. Our board of directors has determined that each of Mr. Brennan, Dr. Maxwell, and General Clark is an independent director under the current rules of Nasdaq.

Our related party transaction committee reviews and approves related party transactions.

Our related party transaction committee operates under a written charter approved by our board of directors. The charter is available on our website, www.immunitybio.com, under the Investor Relations tab under Corporate Governance. Our related party transaction committee held eight meetings during 2020.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee, or other board committee performing equivalent functions (or in the absence of any such committee, the entire board of directors), or director of any entity that has one or more executive officers serving on our compensation committee or our board of directors. None of the members of our compensation committee during the last fiscal year, which included John C. Thomas, Jr., Michael D. Blaszyk, and Frederick W. Driscoll, has been an officer or employee of our company.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee was established on August 2, 2019. Prior to August 2, 2019, the corporate governance and nominating functions were performed by our board of directors. As a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are not required to have a nominating and corporate governance committee.

As described above, under the terms of the letter agreement with Cambridge Equities, LP, or Cambridge, dated June 18, 2015, or the Cambridge Nominating Agreement, Cambridge has the right to designate an individual to be nominated and recommended for election by our board of directors. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the board of directors is also obligated to nominate and recommend Dr. Simon for election to our board of directors for so long as he is employed by the company.

Our nominating and corporate governance committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the board of directors:

•

The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources.

•

The nominating and corporate governance committee will consider in each pool of candidates considered for nomination to our board of directors at least one woman or one member of an “underrepresented population,” meaning a subset of a population that holds a smaller percentage within a significant subgroup than the subset holds in the general population, such as African Americans, American Indians, Alaska Natives, and Latinos.

•	In its evaluation of director candidates, including the members of our board of directors eligible for re-election, the nominating and corporate governance committee will consider the following:

•	The current size and composition of our board of directors and the needs of the board and its respective committees.

•

Factors such as character, integrity, judgment, diversity of background (including gender diversity) and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments, and other similar factors. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.

•	Other factors that our nominating and corporate governance committee may consider appropriate.

Our nominating and corporate governance committee also focuses on issues of diversity, such as diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. Our board of directors believes that it is essential that members of our board of directors represent diverse viewpoints.

Our nominating and corporate governance committee requires that any nominee for a position on the board of directors must satisfy the following minimum qualifications:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to the company’s success; and

•	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

If our nominating and corporate governance committee determines that an additional or replacement director is required, our nominating and corporate governance committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the board, or management.

Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors, and our board of directors has the final authority in determining the selection of director candidates for nomination to our board. After completing its review and evaluation of director candidates, our nominating and corporate governance committee and our board of directors unanimously recommends all nine (9) of the director nominees for election named in this proxy statement.

Stockholder Recommendations for Nominations to Our Board of Directors

It is the policy of the nominating and corporate governance committee to consider recommendations for candidates to our board of directors from stockholders holding no less than one percent (1%) of the outstanding shares of our common stock continuously for at least twelve (12) months prior to the date of the submission of the recommendation or nomination.

A stockholder that wishes to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to ImmunityBio, Inc., 2040 E. Mariposa Avenue, El Segundo, California 90245, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our nominating and corporate governance committee will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders or other interested parties wish to communicate directly with our non-management directors, messages can be sent to ImmunityBio, Inc., 2040 E. Mariposa Avenue, El Segundo, California 90245, Attention: Corporate Secretary. Our corporate secretary monitors these communications and will forward to our designated legal counsel to provide a summary of all received messages to the board at each regularly scheduled meeting. Our board typically meets on a quarterly basis. Where the nature of a communication warrants, our designated legal counsel, may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of our management, as our designated legal counsel considers appropriate.

Our designated legal counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management directors is administered by our nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from our officers or directors who are stockholders, (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, or (c) communications to the audit committee pursuant to our procedures for complaints regarding accounting and auditing matters.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. A copy of the code of business conduct is available on our website, www.immunitybio.com, under the Investor Relations tab under Corporate Governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Director Compensation

Director Compensation Policy for Fiscal Year 2020

In 2019, after reviewing data provided by Mercer, an independent compensation consultant, regarding practices at comparable companies, the compensation committee revised the director compensation policy for non-employee directors as described below, and which policy remained in place during our fiscal year ending December 31, 2020. During 2020, all non-employee directors were entitled to receive the following cash compensation for their services:

•	$50,000 per year for service as a member of the board of directors;

•	$20,000 per year additionally for service as lead independent director;

•	$10,000 per year additionally for service as chairperson of the audit committee;

•	$10,000 per year additionally for service as an audit committee member;

•	$7,500 per year additionally for service as chairperson of the compensation committee;

•	$7,500 per year additionally for service as a compensation committee member;

•	$7,500 per year additionally for service as chairperson of the nominating and corporate governance committee;

•	$7,500 per year additionally for service as a nominating and corporate governance committee member;

•	$7,500 per year additionally for service as chairperson of the related party transaction committee;

•	$7,500 per year additionally for service as a related party transaction committee member;

•	$15,000 per year additionally for service as chairperson of the special committee; and

•	$15,000 per year additionally for service as a special committee member.

All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

In addition, the director compensation policy in place during 2020 provided that new non-employee directors receive, upon becoming a non-employee director, an initial award of stock options to purchase 200,000 shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the first trading date on or after the date on which such individual first becomes a non-employee director. The initial award shall vest in three (3) equal installments on each anniversary of the date the applicable non-employee director’s service commenced, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date.

Our outside director compensation policy in place for 2020 also provided for an annual award to continuing non-employee directors who have served as a non-employee director for at least six (6) months on the date of each annual meeting of stockholders of stock options to purchase 100,000 shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the date of each annual meeting. The annual award shall vest on the earlier of the one-year anniversary of the date the annual award is granted, or the day prior to the date of the annual meeting next following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.

We also reimburse our directors for expenses associated with attending meetings of our board of directors and committees of our board of directors. Directors who are also our employees receive no additional compensation for their service as a director.

Our outside director compensation policy further provides that in any given fiscal year, a non-employee director may not receive cash compensation and equity awards with an aggregate value greater than $750,000 (determined in accordance with accounting principles generally accepted in the United States of America). Any cash compensation paid or awards granted to an individual for his or her services as an employee or a consultant (other than as a non-employee director) will not count for purposes of this limitation.

Our 2015 Equity Incentive Plan, or the 2015 Plan, provides that in the event of a merger or change in control, as defined in our 2015 Plan, each outstanding equity award granted under our 2015 Plan that is held by a non-employee director will fully vest, all restrictions on the shares subject to such award will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all of the shares subject to such award will become fully exercisable, if applicable.

Director Compensation Policy Changes for Fiscal Year 2021

In April 2021, after reviewing data provided by Mercer, an independent compensation consultant, regarding practices at comparable companies, the compensation committee recommended, and our board of directors approved, the following modifications to our non-employee director compensation policy to be effective for our fiscal year ending December 31, 2021:

•

a change to the initial and annual automatic grants to non-employee directors from options to purchase 200,000 and 100,000 shares of our common stock, respectively, to fixed dollar values of $300,000 and $300,000, respectively, using the Black-Scholes option-pricing model; and

•	the addition of a $35,000 annual cash retainer for the Executive Chairman of the Board in recognition of the fact that he no longer receives separate compensation as an employee of the company.

With respect to the automatic initial grant to new non-employee directors (including those current directors who became a non-employee director in 2021), each grantee shall receive an initial stock option award to purchase shares of our common stock at a per-share exercise price equal to the fair market value of a share of our common stock on the first trading date on which the trading window under our Insider Trading Policy opens after becoming a non-employee director, and such option shall have a Black Scholes value of $300,000 as computed by Financial Accounting Standards Board ASC Topic 718, Stock Compensation, on the grant date. The initial award shall vest in three (3) equal installments on each anniversary of the date the applicable non-employee director’s service commenced, in each case subject to the non-employee director continuing to be a service provider through the applicable vesting date.

With respect to the automatic annual grants to all continuing non-employee directors, such grant shall be made on the date of each annual meeting of stockholders, and such option shall have a Black Scholes value of $300,000 as computed by Financial Accounting Standards Board ASC Topic 718, Stock Compensation, on the grant date. In addition, as part of the modified policy as approved in 2021, the Board eliminated the requirement that such non-employee director have served for at least six (6) months prior to the annual meeting in order to be eligible for the annual award. The annual award shall vest on the earlier of the one-year anniversary of the date the annual award is granted, or the day prior to the date of the next annual meeting following the date the annual award is granted, in each case, subject to the non-employee director continuing to be a service provider through the applicable vesting date.

21

There were no other changes to the terms of the compensation policy for non-employee directors for 2021 as compared to 2020, except as described above.

Director Compensation Table

The following table sets forth information regarding compensation earned or paid to our directors during the year ended December 31, 2020.

Name	Fees or Compensation Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John C. Thomas, Jr.(2)	$98,063	$463,558	—	$561,621
Michael D. Blaszyk(3)	$93,586	$463,558	—	$557,144
Frederick W. Driscoll(4)	$100,563	$463,558	—	$564,121
Cheryl L. Cohen(5)	$95,419	$463,558	—	$558,977
Steve Gorlin(6)	$28,750	—	—	$28,750
John Owen Brennan(7)	—	—	—	—
Wesley Clark(7)	—	—	—	—
Christobel Selecky(7)	—	—	—	—
Linda Maxwell(8)	—	—	—	—

(1)

Amounts represent the aggregate grant date fair value of stock option awards calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation, without regard to estimated forfeitures. See Notes 2 and 12 of the notes to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock option awards.

(2)

Mr. Thomas had 100,000 options to purchase shares of our common stock outstanding and no restricted stock units outstanding as of December 31, 2020. On March 29, 2021, the Board approved an amendment to the stock option agreement so that 83,333 shares of the option vested as of that date, and the remaining 16,667 options were forfeited. Mr. Thomas resigned from the Board on March 29, 2021. Mr. Thomas’ resignation was for personal reasons and was not the result of any disagreement with the company.

(3)	Mr. Blaszyk had 100,000 options to purchase shares of our common stock outstanding and no restricted stock units outstanding as of December 31, 2020.
(4)

Mr. Driscoll had 100,000 options to purchase shares of our common stock outstanding and no restricted stock units outstanding as of December 31, 2020. On March 29, 2021, the Board approved an amendment to the stock option agreement so that 83,333 shares of the option vested as of that date, and the remaining 16,667 options were forfeited. Mr. Driscoll resigned from the Board on March 29, 2021. Mr. Driscoll’s resignation was not for personal reasons and was not the result of any disagreement with the company.

(5)	Ms. Cohen had 100,000 options to purchase shares of our common stock outstanding and 200,617 restricted stock units outstanding as of December 31, 2020.
(6)	Mr. Gorlin resigned from the Board on June 16, 2020. Mr. Gorlin’s resignation was for personal reasons and was not the result of any disagreement with the company.
(7)

Messrs. Brennan and Clark and Ms. Selecky were not members of Board during 2020. Messrs. Brennan and Clark and Ms. Selecky were added to the Board to fill vacancies created when the Board expanded its size from six (6) to nine (9) directors at the effective time of the merger on March 9, 2021, each to hold such office until the 2021 annual meeting of stockholders or until his or her successor is duly elected or appointed.

(8)	Dr. Maxwell was not a member of the Board during 2020. Dr. Maxwell was added to the Board on March 29, 2021, to hold such office until the 2021 annual meeting of stockholders.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of nine (9) directors. At the annual meeting, nine (9) directors will be elected to our board of directors by the holders of our common stock to serve for a one year term expiring at the 2022 annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal.

As a “controlled company” within the meaning of the Nasdaq corporate governance rules, we are not required to have a nominating and corporate governance committee. Although not required by the rules of Nasdaq, in August 2019 our board of directors established a nominating and corporate governance committee. Our Nominating and Corporate Governance Committee is responsible for identifying, evaluating and selecting director nominees for the company.

As described above, under the terms of the letter agreement with Cambridge Equities, LP, dated June 18, 2015, or the Cambridge Nominating Agreement, Cambridge has the right to designate an individual to be nominated and recommended for election by our board of directors. Additionally, under the terms of Dr. Simon’s employment agreement with the company, the board is also obligated to nominate and recommend Dr.  Simon for election to our board of directors for so long as he is employed by the company.

Nominees for Director

Our Nominating and Corporate Governance Committee has nominated Dr. Patrick Soon-Shiong, Richard Adcock, Dr. Barry J. Simon, Michael D. Blaszyk, Cheryl L. Cohen, Christobel Selecky, John Brennan, Wesley Clark, and Dr. Linda Maxwell, each a current director, as nominees for reelection to our board of directors at the annual meeting. If elected, each of the aforementioned nominees will serve as a director until the 2022 annual meeting and until his or her respective successor is duly elected and qualified. For more information concerning the nominees, please see the section entitled “Board of Directors and Corporate Governance.”

Each of our nominees for director has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy.

Required Vote

The directors elected to the board of directors will be elected by a plurality of the voting power of shares present live via the internet or represented by proxy and entitled to vote on the election of directors. In other words, the nine (9) nominees receiving the highest number of “FOR” votes will be elected as directors. Shares represented by executed proxies will be voted, if authority to do so is not expressly withheld, for the election of Dr. Patrick Soon-Shiong, Richard Adcock, Dr. Barry J. Simon, Michael D. Blaszyk, Cheryl L. Cohen, John Brennan, Wesley Clark, Christobel Selecky and Dr.  Linda Maxwell. Broker non-votes will have no effect on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the election of each of the nine (9) nominees to the board of directors.

PROPOSAL NUMBER 2

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS: (“SAY-ON-PAY”) VOTE

Executive compensation is an important matter for our stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers, or NEOs, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (sometimes referred to as “Say-on-Pay”).

In determining the compensation of our executive officers, the main goal of the Compensation Committee is to align the interests of our executive officers with the interests of our stockholders. The Compensation Committee believes in a “pay-for-performance” philosophy for the NEOs, and that a substantial portion of the overall compensation package for each executive officer should be variable and tied to the achievement of the objectives set by our board of directors each year. The Compensation Committee also seeks to pay our executive officers at levels that are generally consistent with those paid at other similarly sized companies in our industry in order to maintain an adequate level of retention while also providing sufficient incentives to achieve our objectives.

The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our executive compensation philosophy and objectives.

We are required to submit a proposal to stockholders for an advisory vote to approve the compensation of our NEOs pursuant to Section 14A of the Exchange Act. This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation principles, policies and practices described in this proxy statement.

Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting.

“RESOLVED, that the compensation of our NEOs, as disclosed in the proxy statement for our 2021 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion, is hereby APPROVED.”

As this is an advisory vote, the result will not be binding on us, the Board or the Compensation Committee. However, the Compensation Committee values the views expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when evaluating our compensation principles, policies and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our NEOs as presented in this proxy statement. The next annual meeting of stockholders at which a stockholder advisory vote on executive compensation will be determined by Proposal No. 3, below.

Required Vote

The approval, on an advisory (non-binding) basis, of the compensation of our NEOs as presented in this proxy statement requires the affirmative “FOR” vote of a majority of the shares present live via the internet or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our NEOs as presented in this proxy statement

PROPOSAL NUMBER 3

APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY AT WHICH THE SAY-ON-PAY VOTE AT FUTURE ANNUAL MEETINGS OF STOCKHOLDERS WILL BE HELD

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that stockholders be given the opportunity to vote, on a non-binding advisory basis, on the future frequency of advisory votes on the compensation of our named executive officers, or NEOs. The company can conduct future advisory votes to approve the compensation of NEOs once every one, two, or three years. Stockholders may vote to conduct future advisory votes to approve the compensation of the NEOs once every one year, two years, or three years. They also may abstain from casting a vote on this proposal.

After careful consideration, the Board believes that holding an advisory vote on executive compensation every three years will allow the Board to focus on our executive compensation, which is generally linked to critical milestones which the Board believes are the key to the success of the company and to the creation of long term stockholder value. The Board also believes an advisory vote every three years is the most effective timeframe for the company to respond to stockholders’ feedback and provide the company with sufficient time to engage with stockholders to understand and respond to vote results. The Board also believes that the stockholders can best judge the effectiveness of our executive compensation over a three-year cycle, and that a shorter cycle may undermine the long-term focus that is central to our compensation philosophy. The vote is advisory, which means that the vote is not binding on the company, our Board, or the Compensation Committee.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstaining from voting when you vote in response to the following resolution:

RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules that has been selected by ImmunityBio, Inc.’s stockholders.

Required Vote

The option among one year, two years, or three years that receives the highest number of votes cast at the Annual Meeting by stockholders entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years, or three years.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board of Directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.

Board Recommendation

Our board of directors recommends a vote “THREE YEARS” as the frequency for a stockholder advisory vote on the compensation of our NEOs at future annual meetings of stockholders.

PROPOSAL NUMBER 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to attend the annual meeting, where he or she will be available to respond to appropriate questions and, if he or she desires, to make a statement.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents aggregate fees for services provided to us in the fiscal year ended December 31, 2020 and 2019 by Ernst & Young LLP, our independent registered public accounting firm for the years ended December 31, 2020 and 2019. All fees paid to the independent registered public accounting firm were pre-approved by the audit committee:

	Fiscal Year Ended
	2020	2019
Audit Fees(1)	$1,061,921	$828,602
Audit-Related Fees	—	—
Tax Fees(2):
Tax Compliance Fees	72,100	72,100
Other Tax Fees	39,750	40,498
All Other Fees	—	—

Total Fees(3)	$1,173,771	$941,200

(1)

Audit fees consist of fees incurred for professional services by Ernst & Young LLP for audit and quarterly reviews of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of various permissible tax compliance and tax advisory service fees by Ernst & Young LLP.
(3)	Does not include any fees associated with NantCell, Inc. prior to the completion of the merger.

Auditor Independence

In 2020 and 2019, there were no other professional services provided by Ernst & Young LLP that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Pre-Approval Policy

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Our audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to our audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date. All of the services of Ernst &  Young LLP for 2020 and 2019 described above were pre-approved by our audit committee.

Required Vote

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the shares present live via the internet or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Board Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

Report of the Audit Committee

The audit committee is a committee of the board of directors comprised solely of independent directors as required by the Nasdaq listing standards and rules and regulations of the SEC. The audit committee operates under a written charter approved by our board of directors, which is available on our corporate web site at www.immunitybio.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to ImmunityBio’s financial reporting process, ImmunityBio’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing ImmunityBio’s consolidated financial statements. ImmunityBio’s independent registered public accounting firm, Ernst & Young LLP is responsible for performing an independent audit of ImmunityBio’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare ImmunityBio’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements for fiscal year 2020 with management of ImmunityBio;

•

discussed with Ernst & Young LLP, ImmunityBio’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB;

•

received the written disclosures and the letters from Ernst & Young LLP, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.

Based on the audit committee’s review of the audited financial statements and the various discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The audit committee has also appointed Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2021.

The Audit Committee

Michael Blaszyk (Chair)

Cheryl Cohen

Christobel Selecky

Linda Maxwell

This report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by ImmunityBio under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent ImmunityBio specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with the company and other biographical information as of April 23, 2021 are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Patrick Soon-Shiong, M.D., FRCS (C), FACS	68	Chairman of the Board and Chief Executive Officer (until October 2020), Executive Chairman (after October 2020)
Richard Adcock(1)	52	Chief Executive Officer (after October 2020), President and Director (after March 2021)
Barry J. Simon, M.D.(2)	56	President (until March 2021), Chief Corporate Affairs Officer, and Director
David Sachs	43	Chief Financial Officer (after March 2021)
Sonja Nelson (3)	48	Chief Financial Officer (until March 2021), Senior Vice President, Finance (after March 2021)

(1)	Richard Adcock succeeded Barry J. Simon as President of the company as of March 2021.
(2)	Barry J. Simon served as an executive officer of the company until the completion of the merger on March 9, 2021, after which he no longer served as an executive officer of the company.
(3)

Sonja Nelson served as Chief Financial officer of the company until the completion of the merger on March 9, 2021, at which time David Sachs succeeded her in the role of Chief Financial Officer and she ceased to be an executive officer of the company. Mr. Sachs was not an executive officer of the company as of December 31, 2020.

Patrick Soon-Shiong, M.D., FRSC (C), FACS. Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”

Richard Adcock. Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”

Barry J. Simon, M.D. Please see the biographical information above in the section entitled “Board of Directors and Corporate Governance – Nominees for Director.”

David Sachs has served as our Chief Financial Officer since March 2021. Mr. Sachs previously served as the Chief Financial Officer of ImmunityBio, Inc. (a private company and an affiliate of Dr. Patrick Soon-Shiong) from July 2019 to March 2021. Mr. Sachs also served as chief financial officer of Integrity Healthcare, LLC, a NantWorks subsidiary and the former management company for Verity Health, from February 2018 to August 2020. NantWorks is an affiliate of Dr. Soon-Shiong. Please see the section entitled “Certain Proceedings” in this proxy statement for more information. From April 2011 to June 2019, Mr. Sachs held various executive positions at NantWorks and its subsidiaries, including serving as chief financial officer of NantHealth, Inc., an affiliate of Dr. Soon-Shiong, from 2013 to 2015. Prior to NantWorks, Mr. Sachs served in business development roles at Celgene Corporation and Abraxis BioScience and as an investment banker with Bank of America Merrill Lynch. He received his B.A. in Economics from the University of California at Los Angeles and his M.B.A. in Finance and Strategy from the UCLA Anderson School of Management.

Sonja Nelson served as our Chief Financial Officer from June 2018 to March 2021. Ms. Nelson now serves as our Senior Vice President, Finance. Ms. Nelson previously served as our Chief Accounting Officer from May 2016 to June 2018 and as our VP/Corporate Controller from November 2015 to May 2016. Prior to joining the company, Ms. Nelson was Vice President and Corporate Controller at AltheaDx, Inc. from July 2014 through October 2015. Previously, Ms. Nelson was Senior Director and Controller at Cadence Pharmaceuticals, Inc. (acquired by Mallinckrodt plc) from May 2012 through June 2014. Prior to that, Ms. Nelson was Director, General Accounting at Cricket Communications, Inc., a $3 billion wireless services provider, (acquired by AT&T, Inc.) from September 2008 through May 2012. Ms. Nelson began her career with KPMG LLP, holds a Bachelor’s degree in accounting and taxation from the University of Applied Sciences in Pforzheim, Germany, and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Processes and Procedures for Executive Compensation

Our compensation committee assists the board in discharging the board’s responsibilities relating to oversight of the compensation of our chief executive officer and our other executive officers, including reviewing and making recommendations to the board with respect to the compensation, plans, policies and programs for our chief executive officer and our other executive officers and administering our equity compensation plans for our executive officers and employees.

Our compensation committee annually reviews the compensation, plans, policies and programs for our chief executive officer and our other executive officers. In connection therewith, our compensation committee considers, among other things, each executive officer’s performance in light of established individual and corporate goals and objectives and the recommendations of our chief executive officer. In particular, our compensation committee considers the recommendations of our chief executive officer when reviewing base salary and incentive performance compensation levels of our executive officers and when setting specific individual and corporate performance targets under our annual incentive bonus plan for our executive officers. Our chief executive officer has no input and is not present during voting or deliberations about his compensation. Our compensation committee may delegate its authority to a subcommittee, but it may not delegate any power or authority required by agreement, law, regulation or listing standard to be exercised by the compensation committee as a whole.

Our compensation committee engaged Mercer, an independent compensation consultant, to provide information, recommendations and other advice relating to director and executive compensation on an ongoing basis. Mercer served and continues to serve at the discretion of our compensation committee.

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, and each of the next two most highly compensated executive officers during 2020, together referred to as our “named executive officers,” for 2020 and 2019, as applicable.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)(3)	Total ($)
Patrick Soon-Shiong, M.D., FRCS (C), FACS(4)(5)	2020	$254,863	$228,661	—	—	$6,724	$490,248
Executive Chairman and Chief Executive Officer (until October 26, 2020)	2019	$320,446	—	—	—	$11,200	$331,646

Richard Adcock	2020	$141,347	—	—	—	$2,992	$144,339
Chief Executive Officer (appointed October 26, 2020)	2019

Barry J. Simon, M.D.	2020	$456,181	$173,157	—	—	$30,323	$659,661
President and Chief Administrative Officer	2019	$454,440	—	—	—	$15,981	$470,421

Sonja Nelson	2020	$364,471	$119,000	—	—	$24,511	$507,982
Chief Financial Officer	2019	$345,192	$97,500	—	—	$21,775	$464,467

(1)

Amounts reflect base salary earned in the year and including salary increases effective during the year, if any. For Dr. Patrick Soon-Shiong, amount reflects base salary paid through October 26, 2020, when we announced the appointment of Richard Adcock as our Chief Executive Officer, and Dr. Patrick Soon-Shiong’s resignation as Chief Executive Officer and his continuation as the company’s Executive Chairman of our Board of Directors.

(2)

The bonuses reported in 2020 include (i) performance-based bonus amounts paid in 2020 that were earned in 2019, and (ii) retention bonus amounts paid in 2020. The bonuses reported in 2019 include performance-based bonus amounts paid in 2019 that were earned in 2018. The amount of performance-based bonuses earned in 2020 is not calculable through the date of this proxy statement. The amount of 2020 performance-based bonuses, if any, to be paid in 2021 is expected to be determined in a subsequent period. Once such bonuses, if any, are determined, such amounts will be disclosed in a filing under Item 5.02(f) of Form 8-K.

(3)	The following table sets forth the elements of “All Other Compensation” provided in 2020 to our named executive officers:

Name	Company Contributions to Retirement Plans	Employer Paid Health Coverage	Employer Paid Life/ Disability/ADD	Total
Patrick Soon-Shiong	$6,724	—	—	$6,724
Richard Adcock	$1,731	$1,163	$98	$2,992
Barry J. Simon	$11,400	$16,535	$2,388	$30,323
Sonja Nelson	$5,923	$16,535	$2,053	$24,511

(4)	On October 26, 2020, Dr. Soon-Shiong announced his resignation as Chief Executive Officer and his continuation as the company’s Executive Chairman of the Board of Directors.
(5)

During 2020 and 2019, a portion of Dr. Soon-Shiong’s salary, bonus and all other compensation was charged-back to an affiliated entity through our shared services agreement with NantWorks. During 2020 and 2019, Dr. Soon-Shiong provided services to ImmunityBio, Inc. (now known as NantCell, Inc.), which was, prior to the Merger (as defined below), a related party as it was controlled by Dr. Soon-Shiong and his affiliates.

Equity Awards to Named Executive Officers

In connection with the company completing its merger (the “Merger”) with NantCell, Inc. (formerly known as ImmunityBio, Inc.), the company assumed 169,231 restricted stock units (“RSUs”) previously granted to David Sachs. 17,242 of the RSUs will vest on December 9, 2021. Five percent (5%) of the remaining 151,989 RSUs (rounded down to the nearest whole share) will vest on September 9, 2021; five percent (5%) of the RSUs (rounded down to the nearest whole share) will vest on the earlier of (A) December 31, 2022 and (B) the 60th day following approval by the Food and Drug Administration (FDA) of a biologics license application (BLA) or equivalent application for approval of Anktiva for use in the treatment of non-muscle invasive bladder cancer; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2023; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2024; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2025; and the remaining RSUs will vest on December 31, 2026.

In connection with Richard Adcock’s employment with us, in February 2021 our board of directors granted him an option to purchase 750,000 options (the “Option Grant”). The Option Grant will vest and become exercisable as follows: one-third (250,000) of the shares subject to the Option Grant shall vest in equal annual installments on each of the first, second and third anniversaries of February 5, 2021 (the “Vesting Commencement Date”), such that all shares shall be fully vested on the third anniversary of the Vesting Commencement Date, subject to Mr. Adcock remaining in “Continuous Service” (as defined in the company’s 2015 Equity Incentive Plan) through the applicable vesting dates. Mr. Adcock was also granted (i) 150,000 RSUs that were immediately fully vested on February 5, 2021, and (ii) 250,000 RSUs that vest as follows: one-third (83,333) of the shares subject to the RSU award shall vest in equal annual installments on each of the first and second anniversaries of the Vesting Commencement Date and 83,334 of the shares shall vest on the third anniversary of the Vesting Commencement Date, such that all shares shall be fully vested on the third anniversary of the Vesting Commencement Date, subject to Mr. Adcock remaining in “Continuous Service” (as defined in the company’s 2015 Equity Incentive Plan) through the applicable vesting dates.

In connection with completing the Merger, the company also assumed 172,420 RSUs granted to Mr. Adcock prior to the Merger. The RSUs vest as follows: five percent (5%) of the 172,420 RSUs (rounded down to the nearest whole share) will vest on September 9, 2021; five percent (5%) of the RSUs (rounded down to the nearest whole share) will vest on the earlier of (A) December 31, 2022 and (B) the 60th day following approval by the FDA of a BLA or equivalent application for approval of Anktiva for use in the treatment of non-muscle invasive bladder cancer; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2023; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2024; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2025; and the remaining RSUs will vest on December 31, 2026.

Executive Employment Agreements and Arrangements

Patrick Soon-Shiong

In July 2015, we entered into an amended and restated executive employment agreement with Dr. Soon-Shiong pursuant to which he agreed to continue to serve as our Chief Executive Officer and Chairman of the board of directors in consideration for an annual base salary of initially $1.00 and eligibility to participate in any benefit programs and receive any perquisites and other benefits that we make available to our senior executives. Dr. Soon-Shiong’s annual base salary as Chief Executive Officer of the company was $636,000. Dr. Soon-Shiong’s employment agreement is for no particular term and provides for “at will” employment, provided that, if we terminate Dr. Soon-Shiong without “cause” (as such term is defined in Dr. Soon-Shiong’s employment agreement), we must provide him with sixty (60) days’ notice.

Pursuant to Dr. Soon-Shiong’s employment agreement and in consideration of Dr. Soon-Shiong’s appointment as Chief Executive Officer, on March 24, 2015, we granted to Dr. Soon-Shiong the following equity awards:

•

An option to purchase 1,851,500 shares of our common stock at an exercise price of $2.20 per share pursuant to the terms of the company’s 2014 Equity Incentive Plan and an option agreement between us and Dr. Soon-Shiong. Dr. Soon-Shiong’s option vested in equal monthly installments over a period of four (4) years from the date of grant. In March 2019, Dr. Soon-Shiong exercised the option.

•

A warrant to purchase up to 17,589,250 shares of our common stock at an exercise price of $2.00 per share was issued to Dr. Soon-Shiong on March 24, 2015. The warrant vested as follows: (i) 7,406,000 shares vested monthly over a period of forty (40) months beginning April 1, 2015; and (ii) 10,183,250 shares vested based upon achievement of certain strategic, manufacturing, clinical development and regulatory milestones. In March 2019, Dr. Soon-Shiong exercised the warrant.

In addition, under the terms of Dr. Soon-Shiong’s employment agreement, in connection with the completion of our initial public offering, on July 27, 2015, we granted to Dr. Soon-Shiong the following equity awards, pursuant to the terms and conditions of our 2015 Equity Incentive Plan:

•	An option to purchase 900,000 shares of our common stock with an exercise price of $25.00 per share; and

•	A grant of 600,000 restricted stock units representing the right to receive one share of our common stock for each restricted stock unit that becomes vested.

50% of the shares underlying each of the aforementioned equity awards were vested as of the grant date and the remaining 50% vested on July 27, 2016.

Pursuant to Dr. Soon-Shiong’s employment agreement, if we terminate the employment of Dr. Soon-Shiong without “cause” or Dr. Soon-Shiong resigns for “good reason” (as such terms are defined in Dr. Soon-Shiong’s employment agreement), all of Dr. Soon-Shiong’s then-outstanding equity awards will fully vest and become exercisable, notwithstanding any time-based or milestone-based conditions or restrictions.

In the event any payment to Dr. Soon-Shiong would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G), Dr. Soon-Shiong will receive an additional cash payment from us to make such excise tax tax-neutral to Dr. Soon-Shiong.

In October 2020, Dr. Soon-Shiong became Executive Chairman of the board of directors and was succeeded in his role of Chief Executive Officer by Richard Adcock. Dr. Soon-Shiong no longer receives cash compensation as Chief Executive Officer of the company.

Richard Adcock

On October 20, 2020, we entered into an offer letter with Mr. Adcock pursuant to which he agreed to serve as our Chief Executive Officer in consideration for an annual base salary of $750,000. Mr. Adcock will be eligible to participate in the annual discretionary bonus plan. The discretionary target bonus will be equal to 50% of his annual base salary (i.e. $375,000 annually) prorated to reflect the partial year of his employment with the company during 2020, and he is guaranteed a bonus for calendar year 2021 of at least 50% of his discretionary target bonus (i.e. $187,500). Mr. Adcock must remain employed through the date any bonus is actually paid in order to earn such bonus.

In connection with Mr. Adcock’s employment with us, in February 2021 our board of directors granted him an option to purchase 750,000 options (the “Option Grant”). The Option Grant will vest and become exercisable as follows: one-third (250,000) of the shares subject to the Option Grant shall vest in equal annual installments on each of the first, second and third anniversaries of February 5, 2021 (the “Vesting Commencement Date”), such that all shares shall be fully vested on the third anniversary of the Vesting Commencement Date, subject to Mr. Adcock remaining in “Continuous Service” (as defined in the company’s 2015 Equity Incentive Plan) through the applicable vesting dates. Mr. Adcock was also granted (i) 150,000 RSUs that were immediately fully vested on February 5, 2021, and (ii) 250,000 RSUs that vest as follows: one-third (83,333) of the shares subject to the RSU award shall vest in equal annual installments on each of the first and second anniversaries of the Vesting Commencement Date and 83,334 of the shares shall vest on the third anniversary of the Vesting Commencement Date, such that all shares shall be fully vested on the third anniversary of the Vesting Commencement Date, subject to Mr. Adcock remaining in “Continuous Service” (as defined in the company’s 2015 Equity Incentive Plan) through the applicable vesting dates.

In connection with completing the Merger, the company also assumed 172,420 RSUs granted to Mr. Adcock prior to the Merger. The RSUs vest as follows: five percent (5%) of the 172,420 RSUs (rounded down to the nearest whole share) will vest on September 9, 2021; five percent (5%) of the RSUs (rounded down to the nearest whole share) will vest on the earlier of (A) December 31, 2022 and (B) the 60th day following approval by the FDA of a BLA or equivalent application for approval of Anktiva for use in the treatment of non-muscle invasive bladder cancer; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2023; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2024; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2025; and the remaining RSUs will vest on December 31, 2026.

In addition, if Mr. Adcock’s employment is terminated without Cause (as such term is defined in Mr. Adcock’s offer letter), Mr. Adcock will receive a single cash payment equal to twelve (12) months of his then-current annual base salary (i.e., $750,000), less all applicable federal, state, and local withholdings and deductions within 2.5 months following the date on which termination occurs, contingent on if he timely signs and does not revoke a release of claims in the company’s favor.

Mr. Adcock will also be eligible to participate in any regular health insurance, retirement, and other benefit plans established by the company from time to time. The company will also reimburse the costs associated with Mr. Adcock’s two current life insurance policies (which equal approximately $30,000 annually in the aggregate).

Barry J. Simon

On January 1, 2015, we entered into an executive employment agreement with Dr. Simon pursuant to which he agreed to continue to serve as our President and Chief Executive Officer and as a member of our board of directors in consideration for an annual base salary of $395,000, which was subject to increases of at least 6% annually. In May 2018, we and Dr. Simon entered into a letter agreement pursuant to which the parties agreed that, notwithstanding the terms of Dr. Simon’s executive employment agreement, beginning with fiscal year 2018, our compensation committee has discretion to determine the annual increase of Dr. Simon’s base salary. In addition, under Dr. Simon’s executive employment agreement, Dr. Simon is eligible, to receive an annual performance bonus with the target amount determined as 45% of Dr. Simon’s annual base salary, and is eligible to participate in any benefit programs and receive any perquisites and other benefits that we make available to our senior executives. Dr. Simon’s current annual base salary is $452,698. Dr. Simon’s employment agreement is for no particular term and provides for “at will” employment, subject to certain severance provisions as described below.

Dr. Simon’s employment agreement provides that we shall reimburse him for all reasonable travel, entertainment and other expenses incurred or paid by him in connection to his duties to us in accordance with our standard policies and procedures, provided that he will be entitled to reimbursement for business class airfare on domestic flights exceeding three (3) hours and first class airfare on all foreign flights. Dr. Simon is also entitled to “piggyback” registration rights in connection with any subsequent public offering or secondary offering of our common stock.

Under the terms of Dr. Simon’s employment agreement, in connection with the completion of our initial public offering, on July 27, 2015, we granted to Dr. Simon the following equity awards, pursuant to the terms and conditions of our 2015 Equity Incentive Plan:

•	An option to purchase 555,450 shares of our common stock at an exercise price of $25.00 per share; and

•	A grant of 370,300 restricted stock units representing the right to receive one share of our common stock for each restricted stock unit that becomes vested.

50% of the shares underlying each of the aforementioned equity awards were vested as of the grant date and the remaining 50% vested on July 27, 2016.

Dr. Simon’s employment agreement provides that, beginning in 2016, Dr. Simon is eligible to receive additional annual equity grants as determined by our board of directors or its compensation committee. The annual equity grants to Dr. Simon will have a target value as of the grant date such that the sum of the aggregate target value of such annual equity grants, plus the value of Dr. Simon’s base salary and annual bonus at target, result in a total direct annual compensation opportunity for Dr. Simon of no less than $1,200,000 per year.

Dr. Simon’s employment agreement provides that, so long as Dr. Simon remains our employee, he will serve as a member of our board of directors for so long as our common stock is not publicly traded, and, following the date our common stock became publicly traded, subject to any requirements of applicable law, Dr. Simon will be nominated to be a member of our board of directors at each annual stockholder meeting by our board of directors. If Dr. Simon’s employment with us is terminated for any reason, his membership on our board of directors will also terminate, unless otherwise agreed in writing by us and Dr. Simon.

Pursuant to Dr. Simon’s employment agreement, if we terminate the employment of Dr. Simon other than for death, “disability,” or “cause” or Dr. Simon resigns for “good reason” (as such terms are defined in Dr. Simon’s employment agreement), and, within sixty (60) days following his termination, Dr. Simon executes a release of claims in our favor and a mutual non-disparagement agreement with a three (3) year term, Dr. Simon is entitled to receive (i) any unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination, which will be payable at the time such bonuses would have been paid if Dr. Simon were still employed with us, (ii) a lump sum payment equal to two (2) times the sum of (A) Dr. Simon’s base salary as in effect on the date of termination, plus (B) the highest of (x) Dr. Simon’s annual bonus paid for the year preceding the year of termination, (y) Dr. Simon’s annual bonus paid at target for the year in which the termination occurs, and (z) Dr. Simon’s base salary in effect at the time of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Dr. Simon and his respective dependents for up to eighteen (18) months, (iv) with respect to Dr. Simon’s stock option to purchase 370,300 shares of our common stock granted on December 18, 2014, or the Existing Equity Award, all shares subject to the Existing Equity Award will fully vest and become exercisable, and the Existing Equity Award will remain outstanding and exercisable (to the extent not already exercised) for a period of three (3) years measured from the date of Dr. Simon’s termination of employment, and (v) with respect to all equity awards granted to Dr. Simon following January 1, 2015, including the equity awards granted in connection with our initial public offering, Dr. Simon (A) will receive twenty-four (24) months of vesting acceleration on the time-based vesting component of such equity awards, (B) will be eligible to vest with respect to any performance-based component of such awards if the performance criteria are satisfied within twenty-four (24) months following Dr. Simon’s termination of employment, and (C) such equity awards will remain outstanding and exercisable (to the extent not already exercised) for a period of three (3) years measured from the date of Dr. Simon’s termination of employment.

Pursuant to Dr. Simon’s employment agreement, if, within the one (1) month period prior to or at any time following a “change of control” (as such term is defined in Dr. Simon’s employment agreement) we terminate the employment of Dr. Simon other than for death, “disability,” or “cause” or Dr. Simon resigns for “good reason” (as such terms are defined in Dr. Simon’s employment agreement), and, within sixty (60) days following his termination, Dr. Simon executes a release of claims in our favor and a mutual non-disparagement agreement with a three (3) year term, Dr. Simon is entitled to receive (i) any unpaid annual bonus with respect to the calendar year ending on or preceding the date of termination, which shall be payable at the time such bonuses would have been paid if Dr. Simon were still employed with us, (ii) a lump sum payment equal to three (3) times the sum of (A) Dr. Simon’s base salary as in effect on the date of termination, plus (B) the highest of (x) Dr. Simon’s annual bonus paid for the year preceding the year of termination, (y) Dr. Simon’s annual bonus paid at target for the year in which the termination occurs, and (z) Dr. Simon’s base salary in effect at the time of termination, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Dr. Simon and his respective dependents for up to eighteen (18) months and (iv) all shares subject to the Existing Equity Award and equivalent to all equity awards granted to Dr. Simon following January 1, 2015, including the equity awards granted in connection with our initial public offering, (A) such equity awards will become fully vested and exercisable, and (B) such equity awards will remain outstanding and exercisable (to the extent not already exercised) for a period of three (3) years measured from the date of the later of Dr. Simon’s termination of employment or the change of control.

In the event any payment to Dr. Simon would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (as a result of a payment being classified as a parachute payment under Section 280G), Dr. Simon will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Internal Revenue Code.

Sonja Nelson

We entered into an offer letter agreement with Ms. Nelson effective as of June 11, 2018. The offer letter does not have a term and may be terminated by us or Ms. Nelson at any time.

Pursuant to the offer letter, Ms. Nelson received an initial base salary of $325,000 per year, less applicable withholdings, and she is eligible to earn an annual target bonus, payable in cash or stock, of up to 40% of her base salary upon achievement of performance objectives to be determined by our board of directors in its sole discretion. Ms. Nelson’s current annual base salary is $367,500. Ms. Nelson is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other of our senior executives. In connection with Ms. Nelson’s potential relocation to the Los Angeles metropolitan area, Ms. Nelson was eligible to receive reimbursement for reasonable moving and travel costs up to an aggregate of $15,000 and for temporary housing for up to four (4) months.

In connection with her appointment as our Chief Financial Officer, Ms. Nelson received an award of restricted stock units to acquire 40,000 shares of our common stock, pursuant to the 2015 Equity Incentive Plan. The shares subject to the restricted stock unit award are scheduled to vest as follows, subject to Ms. Nelson’s continued service through each applicable vesting date: twenty five percent (25%) of the restricted stock units subject to the award shall vest twelve (12) months following the vesting commencement date on the same day of the month as the vesting commencement date, and the remaining seventy five percent (75%) of the restricted stock units subject to the award shall vest annually in equal installments thereafter on the same day of the month as the vesting commencement date.

On December 23, 2020, we entered into a side letter with Ms. Nelson with regard to her severance with the company (the “Nelson Side Letter”). The Nelson Side Letter provides that if we terminate Ms. Nelson’s employment without “cause”, Ms. Nelson will be entitled to a receive a lump sum payment equal to twelve (12) months of her then-current base salary less applicable withholdings, subject to her timely execution and non-revocation of a release of claims in a form reasonably satisfactory to us.

David Sachs

In August 2020, ImmunityBio, Inc. (formerly NantCell, Inc.) the private company formally hired David Sachs, who previously provided services through a shared services agreement with NantWorks, as its chief financial officer. In connection with the Merger, Mr. Sachs became our chief financial officer. Mr. Sachs receives annual base salary of $387,000. Mr. Sachs is also eligible to receive an annual discretionary bonus of up to 50% of his base salary, upon the achievement of certain performance targets to be determined by our board of directors in its sole discretion. Mr. Sachs is also eligible for a severance payment if we terminate his employment without “cause” or if he resigns for good reason (each as defined in his offer letter), or the Severance Payment. The Severance Payment will be equal to: (i) 10 months of his base salary plus (ii) a prorated bonus paid out at 100% of his annual bonus.

In connection with the company completing the Merger, the company assumed 169,231 restricted stock units (“RSUs”) previously granted to David Sachs. 17,242 of the RSUs will vest on December 9, 2021. Five percent (5%) of the remaining 151,989 RSUs (rounded down to the nearest whole share) will vest on September 9, 2021; five percent (5%) of the RSUs (rounded down to the nearest whole share) will vest on the earlier of (A) December 31, 2022 and (B) the 60th day following approval by the FDA of a BLA or equivalent application for approval of Anktiva for use in the treatment of non-muscle invasive bladder cancer; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2023; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2024; twenty percent (20%) of the RSUs (rounded down to the nearest whole share) will vest on December 31, 2025; and the remaining RSUs will vest on December 31, 2026.

Merger or Change of Control

2015 Equity Incentive Plan

Our 2015 Equity Incentive Plan, or the 2015 Plan, provides that in the event of a merger or change in control, as defined under the 2015 Plan, each then outstanding award will be treated as the administrator determines, except that if a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on the shares subject to such award will lapse, all performance goals or other vesting criteria applicable to the shares subject to such award will be deemed achieved at 100% of target levels and all of the shares subject to such award will become fully exercisable, if applicable, for a specified period prior to the transaction. The award will then terminate upon the expiration of the specified period of time.

2014 Equity Incentive Plan

Our 2014 Executive Incentive Plan, or the 2014 Plan, provides that in the event of a merger or change in control, as defined in the 2014 Plan, each then outstanding option and stock appreciation right will automatically become fully vested, all restricted shares then outstanding will automatically fully vest free of restrictions, and each other award granted under the 2014 Plan that is then outstanding will automatically become vested and payable to the holder of such award unless the administrator has made appropriate provision for the substitution, assumption, exchange or other continuation of the award pursuant to the change in control. Notwithstanding the foregoing, the administrator, in its sole and absolute discretion, may choose (in an award agreement or otherwise) to provide for full or partial accelerated vesting of any award upon a change in control (or upon any other event or other circumstance related to the change in control, such as an involuntary termination of employment occurring after such change in control, as the administrator may determine), irrespective of whether any such award has been substituted, assumed, exchanged or otherwise continued pursuant to the change in control.

Any award that has been accelerated in connection with a change in control pursuant to the preceding paragraph will terminate upon such event, subject to any provision made by the administrator for the survival, substitution, assumption, exchange, or other continuation of such award. Holders of options and stock appreciation rights will be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding awards. The administrator may make provision for payment in cash or property or both in respect of awards terminated in connection with a change in control.

For the purposes of clarity, the Merger was not considered a Change in Control under the 2015 Plan or the 2014 Plan.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards for our named executive officers at December 31, 2020:

	Option Awards					Stock Awards
Name and Position	Number of Securities Underlying Unexercised Awards Exercisable	Number of Securities Underlying Unexercised Awards Unexercisable		Option Exercise Price	Award Expiration Date	Number of Shares or Units that have not vested		Market Value of Shares or Units that have not vested(1)
Patrick Soon-Shiong, M.D., FRCS (C), FACS	900,000			$25.00	7/27/2025
Executive Chairman and Chief Executive Officer (until October 26, 2020)
Richard Adcock
Chief Executive Officer (appointed October 26, 2020)
Barry J. Simon, M.D.	56,967			$1.7554	12/18/2024
President and Chief Administrative Officer	262,120			$1.9984	2/16/2025
	555,450			$25.00	7/27/2025
	116,666	83,334	(2)	$3.07	8/27/2028
Sonja Nelson	116,666	83,334	(3)	$3.07	8/27/2028	20,000	(4)	$266,600
Chief Financial Officer

(1)	Market value of the unvested restricted stock units identified in this column is based on a closing price of $13.33 per share of the company’s common stock as of December 31, 2020.
(2)

Reflects 83,334 stock options that vest ratably each month from January 27, 2021 through August 27, 2022, subject to Dr. Simon’s continued service through each vesting date, pursuant to a grant agreement dated August 28, 2018.

(3)

Reflects 83,334 stock options that vest ratably each month from January 27, 2021 through August 27, 2022, subject to Ms. Nelson’s continued service through each vesting date, pursuant to a grant agreement dated August 28, 2018.

(4)

Reflects 10,000 restricted stock units that vest on each of August 2, 2021 and August 2, 2022, subject to Ms. Nelson’s continued service through each vesting date, pursuant to a grant agreement dated August 2, 2018.

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) savings plan to our employees, including our current named executive officers, as discussed in the section below entitled “401(k) Savings Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances and as noted in the Summary Compensation Table above. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees, including named executive officers, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. Pre-tax and after-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The company, in its sole discretion, may make certain contributions to the 401(K) plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions, if any, are deductible by us when made.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2020. All outstanding option awards relate to our common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)
Equity Compensation plans approved by security holders:
2014 Equity Incentive Plan(1)	1,062,560	$1.17		—
2015 Equity Incentive Plan(2)	2,922,292	$16.58	(3)	7,210,005
Equity Compensation plans not approved by security holders:
Total	3,984,852	$11.93	(3)	7,210,005

(1)	Represents options granted under our 2014 Equity Incentive Plan, or 2014 Plan. No additional shares are available for issuance under the 2014 Plan.
(2)

Represents options and restricted stock units under our 2015 Equity Incentive Plan, or 2015 Plan. The number of shares reserved for issuance under our 2015 Plan also includes shares reserved but not issued under the 2014 Plan, and shares subject to stock options or similar awards granted under the 2014 Plan that expire or terminate without having been exercised in full and shares issued pursuant to awards granted under the 2014 Plan that are forfeited to or repurchased by us (provided that the maximum number of shares that may be added to the 2015 Plan pursuant to this sentence is 1,062,560 shares as of December 31, 2020). In addition, if an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under our 2015 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2014 Plan and all remaining shares will remain available for future grant or sale under the 2015 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under our 2015 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under our 2015 Plan.

(3)	Weighted average exercise price of outstanding awards excludes restricted stock units granted under the 2015 Plan.

Potential Recoupment of Compensation Due to Misconduct

In August 2019, the board of directors adopted a clawback policy. All equity and non-equity incentive plan compensation granted by the company in 2019 and thereafter is subject to this clawback policy. The policy provides that if an accounting restatement is required due to the company’s material non-compliance with any accounting requirements, then all of the company’s executive officers, regardless of whether they were at fault or not in the circumstances leading to the restatement, will be subject to forfeiting any excess in the incentive compensation they earned over the prior three years over what they would have earned if there had not been a material non-compliance in the financial statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions

The following is a summary of transactions since January 1, 2019 to which we have been, or plan to be, a party in which the annual amount involved exceeded, or is expected to exceed, $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement titled “Executive Compensation.” For information regarding Cambridge Equities, LP, or Cambridge, including the basis of control and the percentage of voting securities owned, please see “Security Ownership of Certain Beneficial Owners and Management.”

Cambridge Investment

On December 23, 2014, we entered into a subscription and investment agreement, or the Cambridge Subscription Agreement, a registration rights agreement, or the Cambridge Registration Rights Agreement, and a reclassification agreement, or the Reclassification Agreement, with Cambridge, relating to the private placement of our Class A common stock. In the private placement, we issued to Cambridge an aggregate of 25,191,473 shares of Class A common stock at a price of $1.89 per share. We received aggregate gross proceeds of $47.5 million from Cambridge’s investment. Patrick Soon-Shiong, M.D., our Executive Chairman, controls the entity that is the general partner of Cambridge, which beneficially owns approximately 68.32% of our common stock as of April 23, 2021.

Cambridge agreed in the Cambridge Subscription Agreement that, until the earlier of the consummation of our IPO and December 23, 2015, neither it nor any of its affiliates shall acquire, including by way of the acquisition of control of another entity, beneficial ownership of any shares of our common stock which, when aggregated with all of the other shares of our common stock beneficially owned by Cambridge and its affiliates, would cause the total number of shares of our common stock beneficially owned by Cambridge and its affiliates to exceed 49.9% of our outstanding shares of common stock. The Cambridge Subscription Agreement was amended pursuant to a letter agreement dated January 20, 2015, to remove the limitation on Class A common stock beneficially owned by Cambridge in exchange for Cambridge agreeing to vote its shares in favor of certain matters approved by a majority of our board of directors.

On June 18, 2015, we entered into a letter agreement with Cambridge, which we refer to as the Cambridge Nominating Agreement. Pursuant to the Cambridge Nominating Agreement, Cambridge shall have the right to designate one director to our board of directors for so long as Cambridge and/or its affiliates directly own more than 20% of the issued and outstanding shares of our common stock, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions. Dr. Soon-Shiong, who controls the entity that is the general partner of Cambridge and has the sole power to vote or direct to vote and the sole power to dispose or direct the disposition, was selected by Cambridge to hold this board seat. The Cambridge director nominee shall be nominated and recommended for election by our board of directors or other duly authorized committee, subject to any applicable limitations imposed by the DGCL, the Board of Directors’ fiduciary duties to our stockholders and any other applicable law. Cambridge’s right to have a designee nominated or appointed to serve on our board of directors shall automatically terminate whenever Cambridge owns less than 20% of our issued and outstanding shares of common stock.

Pursuant to the Reclassification Agreement, we agreed together with Cambridge, Bio IP Ventures, LLC, and Bonderman Family Limited Partnership subject to the effectiveness of certain transactions, to take all necessary actions and to vote such shares necessary to convert all of our issued and outstanding shares of Series B preferred stock into Class A common stock, all of our issued and outstanding Series C preferred stock into Class B common stock, and to reclassify all of our Series B preferred stock, Series C preferred stock and Class B common stock into our Class A common stock by filing an amendment to our certificate of incorporation.

Cambridge Registration Rights

Under the terms of the Cambridge Registration Rights Agreement, we have provided Cambridge with a right to demand registration of the shares of common stock issued under the Cambridge Subscription Agreement. We have also granted to Cambridge “piggyback” registration rights exercisable at any time that allow them to include the shares of our common stock that they own in any public offering of equity securities initiated by us for our own account or the account of others (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These “piggyback” registration rights are not available with respect to any shares of our common stock held by Cambridge which are eligible for resale pursuant certain exemptions from registration under the Securities Act or that are the subject of a then-effective registration statement. Cambridge agreed to waive its registration rights with respect to our IPO in July  2015.

Agreements with Affiliates of NantWorks

Merger Between ImmunityBio, Inc. (formerly known as NantKwest, Inc.) and NantCell, Inc. (formerly known as ImmunityBio, Inc.)

On December 21, 2020, NantKwest, Inc. (now known as ImmunityBio, Inc.) (the company) entered into an Agreement and Plan of Merger (the Merger Agreement), pursuant to which the company and ImmunityBio, Inc. (now known as NantCell, Inc.) (NantCell) agreed to combine our businesses. On March 9, 2021, we completed our merger (the Merger) with NantCell in accordance with the terms of the Merger Agreement.

Under the terms of the Merger Agreement, at the effective time of the Merger (the Effective Time), each share of NantCell common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, subject to certain exceptions as set forth in the Merger Agreement, was converted automatically into a right to receive 0.8190 (the Exchange Ratio) newly issued shares of common stock, par value $0.0001 per share, of the company (Company Common Stock), with cash paid in lieu of any fractional shares. At the Effective Time, each share of the company’s common stock issued and outstanding immediately prior to the Effective Time, remained an issued and outstanding share of the combined company. At the Effective Time, each outstanding option, warrant or restricted stock unit to purchase NantCell common stock was converted using the Exchange Ratio into an option, warrant or restricted stock unit, respectively, on the same terms and conditions immediately prior to the Effective Time, to purchase shares of Company Common Stock.

Immediately following the Effective Time, the former stockholders of NantCell held approximately 71.5% of the outstanding shares of Company Common Stock and the stockholders of the company as of immediately prior to the Merger held approximately 28.5% of the outstanding shares of Company Common Stock. As a result of the Merger and immediately following the Effective Time, Dr. Patrick Soon-Shiong, our Executive Chairman, and his affiliates beneficially own, in the aggregate, approximately 82% of the outstanding shares of the company’s Common Stock.

The Merger represents a business combination accounted for as a transaction between entities under common control as Dr. Patrick Soon Shiong and his affiliates were the controlling stockholders of each of the company and NantCell. As such, all of the assets and liabilities of NantCell were combined with the company’s at their historical carrying amounts on the closing date of the Merger, and all material intercompany accounts and transactions between the two parties are eliminated in consolidation. We filed audited combined consolidated financial statements of the company, including NantCell, with the Securities and Exchange Commission as Exhibit 99.2 to our Current Report on Form 8-K/A filed on April 22, 2021.

The following discussion of related party transactions reflects the Merger.

We conduct business with several affiliates under written agreements and informal arrangements. Below is a summary of outstanding balances and a description of significant relationships (in thousands):

	As of December 31,
	2020	2019
Due from related party–NantBio	$1,294	$1,305
Due from related party–NantOmics	591	602
Due from related parties–Various	118	56

Total due from related parties	$2,003	$1,963

Due to related party–NantWorks	$10,650	$8,105
Due to related party–Duley Road	2,787	2,053
Due to related party–NantBio	943	945
Due to related party–NantPharma	187	188
Due to related party–Immuno-Oncology Clinic, Inc.	271	102

Total due to related parties	$14,838	$11,393

Related party notes payable–NantCapital	$109,246	$42,385
Related party notes payable–NantMobile	56,660	55,009
Related party notes payable–NantWorks	51,546	49,088
Related party notes payable–NCSC	36,901	35,139

Total related party notes payable	$254,353	$181,621

Our Executive Chairman, and principal stockholder, founded and has a controlling interest in NantWorks, which is a collection of multiple companies in the healthcare and technology space. As described below, we have entered into arrangements with NantWorks, and certain affiliates of NantWorks, to facilitate the development of new immunotherapies for our product pipeline. Affiliates of NantWorks are also affiliates of the company due to the common control by and/or common ownership interest of our Executive Chairman.

NantWorks

Under the NantWorks shared services agreement executed in November 2015, but effective August 2015, NantWorks provides corporate, general and administrative, manufacturing strategy, research and development, regulatory and clinical trial strategy, and other support services. We are charged for the services at cost plus reasonable allocations of employee benefits, facilities and other direct or fairly allocated indirect costs that relate to the employees providing the services. During the years ended December 31, 2020 and 2019, we recorded $6.6 million and $7.9 million, respectively, in selling, general and administrative expense, and $9.9 million and $3.6 million, respectively, in research and development expense under this arrangement on the combined consolidated statements of operations. These amounts exclude certain general and administrative expenses provided by third-party vendors directly for our benefit, which have been reimbursed to NantWorks based on those vendors’ invoiced amounts without markup by NantWorks.

In addition, under the existing shared services agreement with NantWorks, we can provide support services to NantWorks and/or any of its affiliates. For the years ended December 31, 2020 and 2019, we recorded expense reimbursements of $0.7 million and $1.1 million, respectively, in selling, general and administrative expense and $11.9 million and $5.1 million, respectively, in research and development expense, on the combined consolidated statements of operations.

As of December 31, 2020 and 2019, we owed NantWorks a net amount of $10.7 million and $8.1 million, respectively, for all agreements between the two affiliates, which is included in due to related parties on the combined consolidated balance sheets. We also recorded $1.0 million and $0.3 million prepaid expenses for services that passed through to the company from NantWorks as of December 31, 2020 and 2019, respectively, and the amounts are included in the prepaid expenses and other current assets on the combined consolidated balance sheets.

In November 2015, we entered into a facility license agreement with NantWorks, which became effective in May 2015, for approximately 9,500 square feet in Culver City, California, which has been converted to a research and development laboratory and a cGMP manufacturing facility. In September 2020, we amended this agreement to extend the term of this lease through December 31, 2021. Lease expense for this facility totaling $0.6 million for the years ended December 31, 2020 and 2019, respectively, was recorded in research and development expense on the combined consolidated statements of operations.

Immuno-Oncology Clinic, Inc.

Beginning in 2017, we entered into multiple agreements with Immuno-Oncology Clinic, Inc., or the Clinic (dba Chan Soon-Shiong Institutes for Medicine, in El Segundo, California), to conduct clinical trials related to certain of our product candidates. The Clinic is a related party as it is owned by one officer of the company and NantWorks manages the administrative operations of the Clinic. Prior to June 30, 2019, one of our officers was an investigator or sub-investigator for all of our trials conducted at the Clinic.

In July 2019, we entered into a new agreement with the Clinic (the Clinic Agreement), which became effective on July 1, 2019. The Clinic Agreement, as amended on March 31, 2020, covers clinical trial and research-related activities on a non-exclusive basis relating to our existing clinical trials, commenced prior to July 1, 2019, and prospective clinical trials and research projects. The Clinic Agreement also specifies certain services and related costs that are excluded from the Clinic Agreement. Prior to commencing any work under the Clinic Agreement, the parties have agreed to execute written work orders setting forth the terms and conditions related to specific services to be performed, including financial terms. For clinical trials that commenced prior to July 1, 2019, fees incurred for services performed after July 1, 2019 are covered under the Clinic Agreement and applied towards the below-mentioned prepayments. The Clinic Agreement allows for automatic renewal and additional extensions beyond the initial one-year term.

In consideration of the services to be performed under the Clinic Agreement, as amended on March 31, 2020, we agreed to make payments of up to $7.5 million to the Clinic, of which $3.75 million and $1.88 million were paid in July 2019 and October 2019, respectively. As amended, a conditional payment of $1.88 million shall be due and payable at such time, if any, that the payments made in July 2019 and October 2019 have been earned by the Clinic through the performance of services. On a quarterly basis, our prepayment is increased by an interest credit computed in accordance with terms specified in the Clinic Agreement.

To the extent any portion of the prepayments remain unearned by the Clinic on the third anniversary of the Clinic Agreement, we may elect at our sole discretion either to (i) not extend the term of the Clinic Agreement and have the Clinic reimburse us for the total amount of any remaining unused portion of the prepayments, or (ii) extend the term of the Clinic Agreement for up to three additional one year periods, at which time the Clinic will reimburse us for the total amount of any remaining unused portion of the prepayments plus interest if reimbursement is not made within 60 days of expiration. The Clinic may terminate this agreement upon each anniversary date upon sixty (60) days prior written notice and reimbursement in full to us of any outstanding unearned balance of the prepayments, provided that any such termination by the Clinic will not apply with respect to any work orders still in effect at the time of such termination.

In July 2019, we executed a clinical trial work order under the Clinic Agreement for an open-label, phase I study of PD-L1.t-haNK for infusion in subjects with locally advanced or metastatic solid cancers. In July 2020, but effective on June 22, 2020, we executed a clinical trial work order under our existing master agreement with the Clinic for an open-label, randomized, comparative phase II study of our proprietary IL-15 superagonist

(N-803) and Aldoxorubicin Hydrochloride (Aldoxorubicin) and our PD-L1.t-haNK with standard-of-care chemotherapy versus standard-of-care chemotherapy for first and second-line treatment of locally or advanced metastatic pancreatic cancer.

During the years ended December 31, 2020 and 2019, $0.6 million and $1.1 million, respectively, was recognized in research and development expense on the combined consolidated statements of operations related to clinical trial and research-related activities conducted for us by the Clinic. As of December 31, 2020 and 2019, we owed the Clinic $0.3 million and $0.1 million, respectively, for services excluded from the Clinic Agreement, which are included in due to related parties on the combined consolidated balance sheets. As of December 31, 2020 and 2019, we had prepaid balances related to the Clinic Agreement of $4.7 million and $5.1 million, respectively, which are included in prepaid expenses and other currents assets, and other assets, on the combined consolidated balance sheets. We anticipate that the remaining prepayment amount as of December 31, 2020 will be utilized in future periods as the Clinic provides additional services pursuant to the Clinic Agreement.

During April 2021, we executed two additional work orders under the Clinic Agreement. Under these work orders, the parties agreed that the Clinic would serve as a site for the following multi-site clinical trials: (1) phase I study of the safety, reactogenicity, and immunogenicity of subcutaneously- and orally-administered supplemental spike and nucleocapsid-targeted COVID-19 vaccine to enhance T cell based immunogenicity in participants who have already received a vaccine authorized for emergency use and (2) phase I study of the safety, reactogenicity, and immunogenicity of a supplemental spike and nucleocapsid-targeted COVID-19 vaccine to enhance T cell based immunogenicity in participants who have already received a vaccine authorized for emergency use. We believe that the amounts associated with these work orders will exceed $120,000 during our fiscal year ending December 31, 2021.

NantBio, Inc.

In August 2018, NantBio assigned an agreement to us for the use of a third-party research facility, which provides us with the exclusive right to use and access to a portion of the third party’s laboratory and vivarium premises. NantBio is a related party as it is an affiliate of NantWorks. In conjunction with the assignment, we reimbursed NantBio for upfront payments which it had made to the third-party of $0.9 million and paid $0.5 million directly to the third-party for an aggregate value of $1.4 million. The assigned agreement is for a term of ten years and expires in June 2027. The agreement may be terminated by us at any time, with or without cause. In case of termination of the agreement, the third-party will reimburse us for a pro-rata amount based upon the passage of time.

In March 2016, NantBio and the National Cancer Institute, or the NCI, entered into a cooperative research and development agreement. The initial five-year agreement covers NantBio and its affiliates, including us. Under the agreement, the parties are collaborating on the preclinical and clinical development of proprietary recombinant natural killer cells and monoclonal antibodies in monotherapy and combination immunotherapies. We benefited from the preclinical and clinical research conducted during the first four years under this agreement. In each of the contractual years under the agreement, we paid $0.6 million to the NCI as a prepayment for services under the agreement. We recognize research and development expense related to this agreement ratably over a 12-month period for each funding year and recorded $0.6 million of expense related to this agreement in each of the years ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, we had balances of $0.1 million and $0.1 million, respectively, included in prepaid expenses and other current assets related to this agreement on the combined consolidated balance sheets.

On February 16, 2016, we, via our subsidiary Etubics, entered into an exclusive license agreement with NantBio. Under this agreement, Etubics granted NantBio a worldwide, exclusive rights to research and develop Etubics’ proprietary product ETBX-021 for all indications. Etubics is eligible to receive a single-digit royalty for sales on the licensed products on a country-by-country basis. As of December 31, 2020 and 2019, no costs were incurred in regard to the research and development costs allocation.

In August 2018, we entered into a supply agreement with NantCancerStemCell, LLC, or NCSC, a 60% owned subsidiary of NantBio (with the other 40% owned by Sorrento). Under this agreement, we agreed to supply VivaBioCell’s proprietary GMP-in-a-Box bioreactors and related consumables, made according to specifications mutually agreed to with both companies. The agreement has an initial term of five years and renews automatically for successive one-year term unless terminated by either party in the event of material default upon prior written notice of such default and the failure of the defaulting party to remedy the default within 30 days of the delivery of such notice, or upon 90 days’ prior written notice by NCSC. We recognized $0 and $0.5 million of revenue for gas mixers and consumables delivered during the years ended December 31, 2020 and 2019, respectively. We also recorded $0.4 million and $0.3 million deferred revenue for bioreactors that were delivered but not installed as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, we recorded $0.9 million and $0.9 million, respectively, due to related party related to this agreement.

In 2018, we entered into a shared service agreement, pursuant to which, we are charged for services at cost, without mark-up or profit for NantBio, but including reasonable allocations of employee benefits that relate to the employees providing the services. In April 2019, we agreed with NantBio to transfer 67 NantBio employees and associated research and development projects, comprising the majority of NantBio’s business, to the company. After the transfer, NantBio continued to make payments on our behalf for certain employee benefits and vendor costs related to the research and development projects that were transferred to the company. In addition, we settled certain employee bonuses and benefits that were accrued by NantBio for 2018. As of December 31, 2020 and 2019, we recorded a net $1.3 million receivable from NantBio, which included $1.0 million receivable for employee bonuses and $0.3 million receivable from NantBio for vendor costs we paid on behalf of NantBio.

NantOmics

In June 2019, we made a strategic decision and transferred certain employees from NantOmics, LLC, or NantOmics, a related party that is controlled by our Executive Chairman, to the company. After the transfer, we settled certain employee bonuses and benefits that were accrued by NantOmics for 2020 and recorded $0.6 million receivable from NantOmics as of December 31, 2020 and 2019.

605 Doug St, LLC

In September 2016, we entered into a lease agreement with 605 Doug St, LLC, an entity owned by our Executive Chairman, and principal stockholder, for approximately 24,250 square feet in El Segundo, California, which has been converted to a research and development laboratory and a cGMP manufacturing facility. The lease runs from July 2016 through July 2023. We have the option to extend the lease for an additional three-year term through July 2026. The monthly rent is $0.1 million with annual increases of 3% beginning in July 2017. Lease expense for this facility for the years ended December 31, 2020 and 2019, is recorded in research and development expense on the combined consolidated statements of operations and was $0.9 million and $0.9 million, respectively. As of December 31, 2020 and 2019, there were no balances due between the parties.

605 Nash, LLC

In February 2021, but effective on January 1, 2021, we entered into a lease agreement with 605 Nash, LLC, whereby we leased approximately 6,883 square feet in El Segundo, California. 605 Nash, LLC is a related party, as it is owned by our Executive Chairman, Dr. Patrick Soon-Shiong. This facility is used primarily for pharmaceutical development and manufacturing purposes. The lease runs from January 2021 through December 2027, and includes an option to extend the lease for an additional three-year term through December 2030. Base rent for the term of the lease is approximately $20,300 per month with an annual increase of 3% on January 1 of each year during the initial term and, if applicable, during the option term. In addition, under the agreement, we are required to pay our share of estimated property taxes and operating expenses, both of which are variable lease expenses.

Duley Road, LLC

In February 2017, Altor through its wholly-owned subsidiary entered into a lease agreement with Duley Road, LLC, or Duley Road, a related party that is indirectly controlled by our Executive Chairman, for an office and cGMP manufacturing facility in El Segundo, California. As of December 31, 2020 and 2019, we recorded rent payable to Duley Road of $1.0 million and $0.3 million, respectively, which is included in due to related parties on the combined consolidated balance sheets. For the years ended December 31, 2020 and 2019, we recorded rent expense of $0.7 million and $0.1 million, respectively, which is reflected in research and development expense on the combined consolidated statements of operations.

Effective in January 2019, we entered into two lease agreements with Duley Road for a second building located in El Segundo, California. The first lease is for the first floor of the building with approximately 5,650 square feet. The lease has a 7-year term commencing in September 2019. The second lease is for the second floor of the building with approximately 6,488 square feet. The lease has a seven-year term commencing in July 2019. Both floors of the building are used for research and development and office space. We have options to extend the initial terms of both leases for two consecutive five-year periods through 2036. The annual rent of the two leases is $0.4 million, which will increase at a rate of 3% per year. As of December 31, 2020 and 2019, we recorded $0.7 million and $1.5 million leasehold improvement payable and $1.1 million and $0.2 million of lease-related payables to Duley Road, which were included in due to related parties on the combined consolidated balance sheets. For the years ended December 31, 2020 and 2019, we recorded $0.3 million and $0.1 million of rent expense for the two leases, respectively, which is included in research and development expense on the combined consolidated statements of operations. The total security deposits for the leases amounted to $0.1 million as of December 31, 2020 and 2019, which are included in other assets on the combined consolidated balance sheets.

NantHealth Labs, Inc.

In March 2018, we entered into an agreement with NantHealth Labs, Inc., or NantHealth Labs, to obtain blood-based tumor profiling services. NantHealth Labs is a related party, as it is a wholly-owned subsidiary of NantHealth, Inc., a majority-owned subsidiary of NantWorks. We are obligated to pay NantHealth Labs fixed, per-patient fees. The agreement has an initial term of five years and renews automatically for successive one-year periods, unless terminated earlier. During the years ended December 31, 2019, $10,000 was recognized in research and development expense on the combined consolidated statements of operations. There were no expenses associated with this agreement during the year ended December 31, 2020. As of December 31, 2020 and 2019, no balances were due between the parties.

In June 2018, one of our subsidiaries, Altor, entered into a service agreement with NantHealth Labs, pursuant to which, NantHealth Labs agreed to perform blood-based mutation detection test services in connection with Altor’s clinical trials for cancer treatments and therapies. The agreement had an initial term of two years and renews automatically for successive one-year periods unless terminated earlier. During the year ended December 31, 2020 and 2019, Altor incurred $0 and $0.3 million in research and development expense in connection to this service agreement.

NantPharma

In 2018, Altor BioScience, LLC and GlobeImmune purchased a total of $0.2 million in laboratory equipment from NantPharma. As of December 31, 2020 and 2019, we recorded a $0.2 million related party payable to NantPharma for the unpaid invoices.

Related Party Notes Payable

In October 2015, we executed a demand promissory note with CalCap, a personal investment vehicle of our Executive Chairman and a related party. The note bears interest at a per annum rate of 5.0%, compounded annually and computed on the basis of 365 or 366 days. The note also provided that we may prepay the outstanding principal amount at any time without premium or penalty and the prior consent of CalCap. The note also contained a provision that all outstanding amounts will become immediately due and payable upon certain bankruptcy and insolvency-related events. The principal amount of advances made by the related party pursuant to these notes totaled $22.4 million as of January 1, 2019. The total interest outstanding on this note amounted to $3.4 million as of January 1, 2019, and is included in related party notes payable on the combined consolidated balance sheets.

In March 2019, we repaid $22.5 million under the promissory note with CalCap, including $18.8 million of principal and $3.7 million of accrued interest. On June 28, 2019, we extinguished the remaining principal amount under the note payable of $3.7 million and accrued interest of $40,000 by partially offsetting the cash proceeds of approximately $6.7 million from the issuance of 2,074,799 shares of common stock as a result of warrants exercised by our Executive Chairman.

In December 2015, we executed a demand promissory note with NantCapital. The note bears interest at a per annum rate of 5.0%, compounded annually and computed on the basis of 365 or 366 days. In January 2019, we repaid $15.0 million under the promissory note with NantCapital, including $12.1 million of principal and $2.9 million of accrued interest. In May 2019, we borrowed $10.5 million from NantCapital. In June 2019, we deducted the principal of $2.4 million and accrued interest of $0.6 million to NantCapital, which is to offset the issuance of common stock as a result of warrant exercised by our Executive Chairman. In June 2019 and December 2019, we borrowed $8.0 million and $5.0 million from NantCapital, respectively. In July 2020 and August 2020, we borrowed $10.0 million and $3.7 million from NantCapital, respectively. The principal amount of advances made by the related party pursuant to these notes totaled $55.2 million and $41.5 million as of December 31, 2020 and 2019, respectively. The total interest outstanding on this note amounted to $3.3 million and $0.9 million as of December 31, 2020 and 2019, respectively, and was included in related party notes payable on the combined consolidated balance sheets. In July 2020, this note was amended and restated to provide that all outstanding principal and accrued and unpaid interest is due and payable on September 30, 2025, and not on demand.

In June 2017, we executed a demand promissory note with NantWorks. The note bears interest at a per annum rate of 5.0%, compounded annually and computed on the basis of 365 or 366 days. The outstanding principal amount, plus accrued and unpaid interest, may be made immediately due and payable on demand by NantWorks. We may prepay the outstanding principal amount at any time without premium or penalty and the prior consent of NantWorks. All outstanding amounts under the note will also become immediately due and payable upon certain bankruptcy and insolvency-related events. The principal amount of advances made by the related party pursuant to these notes totaled $43.4 million as of December 31, 2020 and 2019, respectively. The total interest outstanding on this note amounted to $8.1 million and $5.7 million as of December 31, 2020 and 2019, and was included in related party notes payable on the combined consolidated balance sheets. In July 2020, this note was amended and restated to provide that all outstanding principal and accrued and unpaid interest is due and payable on September 30, 2025, and not on demand.

In August 2018, we executed a demand promissory note with NCSC. The note bears interest at a per annum rate of 5.0%, compounded annually and computed on the basis of 365 or 366 days. The outstanding principal amount, plus accrued and unpaid interest, may be made immediately due and payable on demand by NCSC. We may prepay the outstanding principal amount at any time without premium or penalty and the prior consent of NCSC. All amounts outstanding under the note will also become immediately due and payable upon certain bankruptcy and insolvency-related events. The principal amount of advances made by the related party pursuant to these notes totaled $33.0 million as of December 31, 2020 and 2019. The total interest outstanding on this note amounted to $3.9 million and $2.1 million as of December 31, 2020 and 2019, respectively, and was included in related party notes payable on the combined consolidated balance sheets. In July 2020, this note was amended and restated to provide that all outstanding principal and accrued and unpaid interest is due and payable on September 30, 2025, and not on demand.

In December 2019, we executed a demand promissory note with NantMobile. The note bears interest at a per annum rate of 3.0%, compounded annually and computed on the basis of 365 or 366 days. The outstanding principal amount, plus accrued and unpaid interest, may be made immediately due and payable on demand by NantMobile. We may prepay the outstanding principal amount at any time without premium or penalty and the prior consent of NantMobile. All amounts outstanding under the note will also become immediately due and payable upon certain bankruptcy and insolvency-related events. The principal amount of advances made by the related party pursuant to these notes totaled $55.0 million as of December 31, 2020 and 2019. The total interest outstanding on this note amounted to $1.7 million and $9,000, respectively, as of December 31, 2020 and 2019, and was included in related party notes payable on the combined consolidated balance sheets. In July 2020, this note was amended and restated to provide that all outstanding principal and accrued and unpaid interest is due and payable on September 30, 2025, and not on demand.

In September 2020, we executed a promissory note with NantCapital for an advance of the principal amount of $50.0 million. The note bears interest at a per annum rate of 6.0%, compounded annually and computed on the basis of 365 or 366 days. The outstanding principal and accrued and unpaid interest are due and payable on September 30, 2025. The total interest outstanding on this note amounted to $0.8 million as of December 31, 2020, and was included in related party notes payable on the combined consolidated balance sheets.

In February 2021, we executed a promissory note with NantCapital. The outstanding principal amount of each advance made by NantCapital bears interest at a per annum rate of 6.0%, compounded annually and computed based on 365 or 366 days. On February 26, 2021, we received a $40 million advance pursuant to this promissory note. The accrued interest shall be paid quarterly commencing on June 30, 2021. The outstanding principal amount and any accrued and unpaid interest are due on September 30, 2025. We may prepay the outstanding principal amount and accrued interest at any time without premium or penalty and the prior consent of NantCapital.

None of the promissory notes have equity or equity-linked convertible rights.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.

Related Party Transactions Policy

We have adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related party transactions.” For purposes of our policy only, a “related party transaction” is a past, present, or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) which we and any “related person” are participants, the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. Various transactions are not covered by this policy, including transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person, equity and debt financing transactions with a related person that are approved by our related party transactions committee, and other transactions not otherwise required to be disclosed under Item 404(d) of Regulation S-K. A “related party,” includes any executive officer, director or nominee to become director, and any holder of more than 5% of our common stock, including any immediate family members of such persons. Any related party transaction may only be consummated if approved by our related party transactions committee in accordance with the policy guidelines set forth below.

Under the policy, where a transaction has been identified as a related party transaction, management must present information regarding the proposed related party transaction to our related party transactions committee for review and approval during its first regularly scheduled committee meeting. In considering related party transactions, our related party transactions committee takes into account the relevant available facts and circumstances including, but not limited to whether the terms of such transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval process.

50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 23, 2021 by:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based on an aggregate of 383,067,321 outstanding shares of our common stock outstanding as of April 23, 2021.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable on or before June 22, 2021, which is sixty (60) days after April 23, 2021. These awards are deemed to be outstanding and beneficially owned by the person holding those awards for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o ImmunityBio, Inc., 2040 E. Mariposa Avenue, El Segundo, California 90245. Beneficial ownership representing less than 1% is denoted with an asterisk (*) in the table below.

Name	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Patrick Soon-Shiong, M.D., FRCS (C), FACS(1)	314,157,645	81.82%
Cambridge Equities, LP(2)	261,705,814	68.32%
Other Directors and Named Executive Officers:
Barry J. Simon, M.D.(3)	4,030,477	1.05%
Sonja Nelson(4)	109,949	*
Richard Adcock(5)	81,829	*
David C. Sachs(6)	18,860	*
Michael D. Blaszyk(7)	293,667	*
Cheryl L. Cohen(8)	270,617	*
John Owen Brennan	—	*
Wesley Clark	—	*
Linda Maxwell	—	*
Christobel Selecky	—	*
All directors and executive officers as a group (11 persons)(9)	318,963,044	82.80%

(1)

Consists of (i) 261,705,814 shares held by Cambridge Equities, LP, (ii) 29,473,932 shares held by Dr. Soon-Shiong, (iii) 8,383,414 shares held by NantBio, Inc., (iv) 7,976,159 shares held by California Capital Equity, LLC, (v) 5,618,326 shares held by the Chan Soon-Shiong Family Foundation, (vi) 100,000 shares held by

NantCapital, LLC, and (vii) 900,000 shares issuable upon the exercise of fully vested options by Dr. Soon-Shiong.
(2)

Consists of 261,705,814 shares held by Cambridge Equities, LP. MP 13 Ventures, LLC is the general partner of Cambridge Equities, LP and may be deemed to have beneficial ownership of the shares held by Cambridge Equities, LP. Dr. Soon-Shiong, the Executive Chairman of our board of directors, is the sole member of MP 13 Ventures, LLC and has voting and dispositive power over the shares held by Cambridge Equities, LP.

(3)	Consists of (i) 3,170,540 shares held by Dr. Simon, and (ii) 859,937 shares issuable upon the exercise of options that are exercisable within sixty (60) days of April 23, 2021, by Dr. Simon.
(4)	Consists of (i) 6,542 shares held by Ms. Nelson, and (ii) 103,407 shares issuable upon the exercise of options that are exercisable within sixty (60) days of April 23, 2021, by Ms. Nelson.
(5)	Consists of 81,829 shares held by Mr. Adcock.
(6)	Consists of 18,860 shares held by Mr. Sachs.
(7)	Consists of (i) 193,667 shares held by Mr. Blaszyk, and (ii) 100,000 shares issuable upon the vesting of stock options within sixty (60) days of April 23, 2021, by Mr. Blaszyk.
(8)

Consists of (i) 70,308 shares held by Ms. Cohen, and (ii) 100,000 shares issuable upon the vesting of stock options within sixty (60) days of April 23, 2021, and (iii) 100,309 shares issuable upon vesting of restricted stock units within sixty (60) days of April 23, 2021, held by Ms. Cohen.

(9)

Consists of (i) 316,799,391 shares held, (ii) 2,063,344 shares issuable upon the exercise of options that are exercisable within sixty (60) days of April 23, 2021, and (iii) 100,309 shares issuable upon vesting of restricted stock units within sixty (60) days of April 23, 2021.

OTHER MATTERS

Fiscal Year 2020 Annual Report

Our financial statements for our fiscal year ended December 31, 2020 are included in our 2020 annual report on Form 10-K filed with the SEC on March 4, 2021, which we will mail to stockholders at the same time as this proxy statement. This proxy statement and our 2020 annual report are posted on our website, www.immunitybio.com, under the Investor Relations tab and at the website of the SEC, at www.sec.gov. You may also obtain a copy of our 2020 annual report without charge by sending a written request to ImmunityBio, Inc., 2040 E. Mariposa Avenue, El Segundo, California 90245, Attention: Corporate Secretary. Our combined consolidated financial statements of ImmunityBio, Inc., as of December 31, 2020 and December 31, 2019 (including NantCell, Inc.) are included on our current report on Form 8-K/A filed with the SEC on April  22, 2021.

Company Website

We maintain a website at www.immunitybio.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing ImmunityBio’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary so that they are received at our principal executive offices not later than the close of business (5:30 p.m. Pacific Time) on January 6, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before our 2022 annual meeting of stockholders, the stockholder must have given timely notice of such proposal or nomination, in proper written form. To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice of a matter that the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our corporate secretary at our principal executive offices not less than forty-five (45) days and not more than seventy-five (75) days before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any written notice given by a stockholder pursuant to these provisions of our amended and restated bylaws must be received by our corporate secretary at our principal executive offices:

•	not earlier than February 8, 2022, and

•	not later than March 10, 2022.

In the event that we hold our 2022 annual meeting of stockholders more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date of the 2021 annual meeting, then such written notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

To be in proper written form, a stockholder’s notice and/or proposals must include the specified information concerning the proposal or nominee as described in our amended and restated bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Notices and/or proposals should be addressed to:

ImmunityBio, Inc.

Attention: Corporate Secretary

2040 E. Mariposa Avenue

El Segundo, California 90245

Tel: (310) 883-1300

For information on how to access our amended and restated bylaws, please see the section entitled “Availability of Bylaws,” and for additional information regarding stockholder recommendations for director candidates, please see the section entitled “Board of Directors and Corporate Governance – Stockholder Recommendations for Nominations to our Board of Directors.”

*********

We know of no other matters to be submitted at the 2021 annual meeting. If any other matters properly come before the 2021 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2021 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

El Segundo, California

April 29, 2021

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/IBRX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-844-209-9557 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided
Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/IBRX

ImmunityBio, Inc. Annual Meeting of Stockholders For Stockholders as of record on April 23, 2021

TIME:	Thursday, June 10, 2021 09:30 AM, Pacific Time
PLACE:	Annual Meeting to be held live via the Internet
Please visit www.proxydocs.com/IBRX for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard Adcock, David Sachs and Barry J. Simon, M.D. (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ImmunityBio, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ImmunityBio, Inc.

Annual Meeting of Stockholders

Please make your marks like this:	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 4

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 3 YEARS.

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE			RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD
	1.01 Patrick Soon-Shiong, M.D.	☐	☐			FOR

	1.02 Richard Adcock	☐	☐			FOR

	1.03 Michael D. Blaszyk	☐	☐			FOR

	1.04 John Owen Brennan	☐	☐			FOR

	1.05 Wesley Clark	☐	☐			FOR

	1.06 Cheryl L. Cohen	☐	☐			FOR

	1.07 Linda Maxwell, M.D.	☐	☐			FOR

	1.08 Christobel Selecky	☐	☐			FOR

	1.09 Barry J. Simon, M.D.	☐	☐			FOR

		FOR	AGAINST	ABSTAIN
2.	To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement, or Say on Pay.	☐	☐	☐		FOR

		3YR	2YR	1YR	ABSTAIN
3.	To approve, in a non-binding vote, the frequency at which the Say on Pay vote at future annual meetings of stockholders will be held.	☐	☐	☐	☐	3 YEARS

		FOR	AGAINST	ABSTAIN
4.	To ratify the appointment of Ernst & Young LLP as ImmunityBio’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.	☐	☐	☐		FOR

5.	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/IBRX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date